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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CONCEPTUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
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CONCEPTUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 4, 2008

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Conceptus, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 4, 2008 at 10:00 a.m., local time, at the Company's principal executive offices located on 331 East Evelyn Avenue, Mountain View, California 94041, for the following purposes:

  1.
  To elect Michael A. Baker and Peter L. Wilson as Class II directors to serve a term of three years or until their successors are elected and qualified.

  2.
  To approve the Tenth Amended and Restated 2001 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares.

  3.
  To approve the Fourth Amendment to the 1995 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 150,000 shares.

  4.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.

  5.
  To conduct such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We know of no other matters to be presented at the Annual Meeting. If any other matters come before the Annual Meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment. Only stockholders of record at the close of business on Thursday, April 17, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

        All stockholders are cordially invited to attend the Annual Meeting. It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Your shares will be voted at the Annual Meeting in accordance with your instructions. You can revoke the proxy at any time prior to voting, and the giving of a proxy will not affect your right to vote in the event you attend the Annual Meeting in person.

Very truly yours,

MICHAEL W. HALL Secretary

Mountain View, California
April 29, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

THANK YOU FOR ACTING PROMPTLY.

CONCEPTUS, INC.

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of Conceptus, Inc. ("we" or "us," or "Conceptus" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Wednesday, June 4, 2008, at 10:00 a.m., local time, or at any postponement or adjournment(s) thereof (the "Annual Meeting"), for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive office located on 331 E. Evelyn Avenue, Mountain View, California 94041. The Company's telephone number is (650) 962-4000.

        These proxy solicitation materials were mailed to stockholders on or about April 30, 2008.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either (i) by delivering to the Company (Attention: Gregory E. Lichtwardt) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting and voting in person. Attending the Annual Meeting by itself will not revoke a proxy previously given.

Record Date and Share Ownership

        Only stockholders of record at the close of business on Thursday, April 17, 2008 are entitled to notice of and to vote at the meeting. At the record date, 30,198,482 shares of the Company's common stock (the "Common Stock") were issued and outstanding.

Votes Required and Method of Counting Votes

        Holders of shares of Common Stock are entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. All other proposals require the favorable vote of a majority of the votes present and entitled to vote on the particular proposal. Abstentions will have the same effect as votes against such other proposals. Broker non-votes will not be counted as votes for or against such other proposals and will not be included in counting the number of votes necessary for approval of any such proposal.

        The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted, as the case may be with respect to the item not marked: FOR the election of directors, FOR the Tenth Amended and Restated 2001 Equity Incentive Plan, FOR the Fourth Amendment to the 1995 Employee Stock Purchase Plan, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008, and as the proxy holders deem advisable on other matters that may come before the meeting. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

        We do not know of other matters to be presented at the Annual Meeting. If any other matters come before the Annual Meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

Solicitation of Proxies

        The cost of soliciting proxies will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. We have engaged MacKenzie Partners, Inc. ("MacKenzie"), a proxy solicitation firm, to assist in the solicitation of proxies. We expect MacKenzie's fee to be approximately $5,000. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Deadline for Receipt of Stockholder Proposals for 2009 Annual Meeting

        Proposals of stockholders that are intended to be presented by such stockholder at our 2009 Annual Meeting must be received by us no later than December 31, 2008 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Board of Directors is currently comprised of seven directors, divided into three classes. Each class of directors consists of two to three directors, and each class of directors serves for a staggered three year term or until a successor is elected and qualified. The Class I directors are Mr. Mark M. Sieczkarek and Mr. Thomas Bonadio, whose current terms will end at the Annual Meeting of Stockholders in 2010. The Class II directors are Mr. Michael Baker, Ms. Annette M. Bianchi and Mr. Peter L. Wilson, whose current terms will end at the Annual Meeting of Stockholders in 2008. The Class III directors are Ms. Kathryn A. Tunstall and Mr. Robert Toni, whose current terms will end at the Annual Meeting of Stockholders in 2009.

        The two current Class II directors standing for re-election in 2008 are Mr. Michael A. Baker and Mr. Peter L. Wilson. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Baker and Wilson. Ms. Annette M. Bianchi has elected to not stand for re-election. The Company has amended its bylaws to reduce the size of authorized directors effective at the Annual Meeting.

        In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in their discretion for a substitute nominee. It is expected that all nominees will be able and willing to serve as directors.

        There are no family relationships among our directors or executive officers. The names of directors, their ages as of April 1, 2008 and certain other information about them are set forth below:

Name	Age	Position with Conceptus	Class	Director Since
Kathryn A. Tunstall	58	Chairman of the Board of Directors	III	1993
Mark M. Sieczkarek	53	President, Chief Executive Officer and Director	I	2003
Michael A. Baker(1)	49	Director	II	2003
Annette M. Bianchi(2)	49	Director	II	2005
Thomas F. Bonadio(1)(3)	58	Director	I	2003
Robert V. Toni(1)(2)(3)	67	Director	III	2003
Peter L. Wilson(2)(3)	63	Lead Independent Director	II	2001

(1)
Member of Audit Committee.

(2)
Member of Compensation Committee.

(3)
Member of Nominating and Corporate Governance Committee.

NOMINEES FOR ELECTION AS DIRECTORS THROUGH 2011

Class II Directors:

        Michael A. Baker was appointed to our Board of Directors in September 2003. Since 1997, Mr. Baker has been the President and Chief Executive Officer of ArthroCare Corporation, a manufacturer and marketer of medical devices. From 1989 to 1997, he held several positions in planning, corporate development and senior management at Medtronic, Inc., a medical technology company specializing in implantable and invasive therapies. Mr. Baker serves on the board of directors of ArthroCare Corporation. Mr. Baker holds a B.S. from the United States Military Academy at West Point and a M.B.A. from the University of Chicago.

        Peter L. Wilson was appointed to our Board of Directors in December 2001 and was appointed as the lead independent director in November 2002. Mr. Wilson currently serves on the board of directors of ArthroCare Corporation. Mr. Wilson was President and Chief Executive Officer of Patient Education Systems from 1995 to 1998. Between 1992 and 1994, Mr. Wilson was an independent consultant in healthcare business development and marketing. From 1972 to 1992, Mr. Wilson worked for Proctor & Gamble / Richardson Vicks, where he held various positions as President of Richardson Vicks, Vice President/General Manager of Proctor & Gamble Vicks Healthcare, President/General Manager of the Vidal Sassoon Division and President/General Manager of the Personal Care Division. Mr. Wilson holds a B.A. from Princeton University and a M.B.A. in Marketing from Columbia University.

DIRECTOR NOT STANDING FOR RE-ELECTION

        Annette M. Bianchi was appointed to our Board of Directors in August 2005. Since 2004, she has been a Managing Director at VantagePoint Venture Partners. From 1999 to 2004, she was a Managing Director at Pacific Venture Group, a dedicated healthcare fund. From 1992 to 1999, Ms. Bianchi was a General Partner of the Healthcare Practice for Weiss, Peck & Greer Venture Partners. She began her career in venture capital in 1985 as an Associate with Burr, Egan, Deleage & Company and became a General Partner of that firm in 1988. Ms. Bianchi holds a B.S.E. and a M.S.E. from the University of Pennsylvania and a M.B.A. from The Wharton School.

        On April 17, 2008, Ms. Bianchi notified us of her decision to not stand for re-election.

DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR

Class III Directors (terms expire in 2009):

        Kathryn A. Tunstall, Chairman of the Board of Directors since January 2000, has served as one of our directors since July 1993 and served as our President and Chief Executive Officer from July 1993 to December 1999. Prior to joining the Company, Ms. Tunstall spent seven years as an executive officer of the Edwards Less Invasive Surgery Division of Baxter International, a division engaged in the research and development, manufacturing and marketing of cardiovascular catheters, serving as President from June 1990 to June 1993 and serving as Vice President and Director of Worldwide Sales and Marketing from November 1986 to June 1990. From 1974 to 1986, Ms. Tunstall held various positions in finance, operations and marketing in two divisions of American Hospital Supply Corporation, including that of Vice President of Marketing of McGaw Laboratories, a pharmaceutical and medical device company. Ms. Tunstall also currently serves as a director and as Compensation Committee Chair of Caliper Lifesciences, a public biotechnology company and is Chairman of the Board of NeoMatrix, a private company involved in breast cancer screening. Ms. Tunstall holds a B.A. in Economics from the University of California and has also completed graduate level studies in Business and Healthcare Administration.

        Robert V. Toni was appointed to our Board of Directors in October 2003. Mr. Toni retired in October 2002 from Closure Medical Corporation, where he held the position of President and Chief Executive Officer and served on the Executive Committee for eight years. Mr. Toni is currently an advisor to Closure Medical. Previous to Closure Medical, Mr. Toni was General Manager of Iolab Corporation for five years and held a number of senior positions with Coopervision Cilco for 7 years with his last position being President. Mr. Toni's earlier career was primarily in financial management for several large companies, including AMF and General Motors where he held the positions of Controller and Accounting Manager, respectively. He holds a B.B.A. from Iona College.

Class I Directors (terms expire in 2010):

        Mark M. Sieczkarek was appointed as our President and Chief Executive Officer and to the Board of Directors in April 2003. Mr. Sieczkarek served as President, Americas, of Bausch and Lomb, Inc. from July 2001 to January 2003, as Corporate Vice President and President—Europe, Middle East and Africa Region from 1999 to 2001 and held positions of increasing responsibility at various divisions of Bausch and Lomb from 1995 to 1999. Prior to joining Bausch and Lomb, Mr. Sieczkarek was Vice President and Chief Financial Officer of KOS Pharmaceuticals from 1993 to 1995. From 1980 to 1993,

Mr. Sieczkarek held executive level positions in Finance and Commercial Operations with several Bristol Myers-Squibb subsidiaries and Sanofi Diagnostics Pasteur. Mr. Sieczkarek currently serves on the Board of Directors of Thermage, Inc., a public medical device company, where he also participates on its Audit Committee. Mr. Sieczkarek holds a B.S. in Accounting from the State University of New York at Buffalo and a M.B.A. degree in Finance from Canisius College.

        Thomas F. Bonadio was appointed to our Board of Directors in September 2003. Mr. Bonadio is co-founder and managing partner of The Bonadio Group, an independent provider of accounting, business advisory and financial services in the upstate New York area. He co-founded this business in 1978, following seven years with Arthur Andersen & Co. Mr. Bonadio is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He holds a B.B.A. from St. John Fisher College, and is the past chairman of the college's Board of Trustees.

Board Meetings and Committees

        Although the Company does not have a formal policy regarding attendance by members of the Board at its Annual Meeting, the Company encourages directors to attend and historically many of them have done so. To facilitate attendance and reduce travel costs, we usually schedule our Annual Meeting to occur immediately before or after a periodic meeting of the Board, although in some years scheduling conflicts have prevented this arrangement. All directors attended the annual stockholder meeting in June 2007 by telephone or in person.

        The Board of Directors has determined that all of the members of the Board of Directors, other than Mr. Sieczkarek and Ms. Tunstall, are "independent" as that term is defined in the Nasdaq Marketplace Rules. The Board of Directors held, including through its committees meetings, 38 in-person and phone meetings during the fiscal year ended December 31, 2007. The independent members of the Board of Directors held 14 meetings in conjunction with the in-person Board meetings. The Board of Directors has an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee. The Board has adopted a charter for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

        During 2007, none of the incumbent directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors (held while such director was a member) or of the committees upon which such director served (during the periods such director served).

    Audit Committee

        The Audit Committee of the Board of Directors (the "Audit Committee") currently consists of three independent directors, Mr. Bonadio, Mr. Baker and Mr. Toni. Mr. Bonadio serves as the Chairman of the Audit Committee. During the last fiscal year, the Audit Committee held six meetings. The primary responsibility of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Board adopted the Audit Committee Charter on April 16, 2003 and approved an amended Audit Committee Charter on February 17, 2005 and December 15, 2005.

        The Board of Directors has determined that each member of the Audit Committee satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, the Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The Board of Directors has further determined that Mr. Bonadio is an "audit committee financial expert" as defined by Item 407(d) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act").

    Compensation Committee

        The Compensation Committee of the Board of Directors (the "Compensation Committee") currently consists of three independent directors, Mr. Toni, Mr. Wilson and Ms. Bianchi. Mr. Toni serves as the Chairman of the Compensation Committee. During 2007, the Compensation Committee held 15 meetings. The Compensation Committee administers the Company's incentive compensation and benefits plans (including stock plans) and, in conjunction with the Board of Directors, establishes salaries, incentives and other forms of compensation for directors, officers and certain other employees. The Board amended the Compensation Committee charter in September 2007.

        The Board of Directors has determined that all of the members of the Compensation Committee are "independent" as defined in the Nasdaq Marketplace Rules.

    Compensation Committee Interlocks and Insider Participation

        There are and were no interlocking relationships between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

    Compensation Policy

        The Compensation Committee seeks to ensure that the Company's compensation policy provides an appropriate relationship between executive pay and the creation of long-term investor value, while at the same time helping to recruit, reward, motivate and retain key employees. The Compensation Committee's objective is to provide a total compensation program that establishes base salaries in a competitive range, bonus opportunities that reward above-average performance and stock-based incentive programs designed to achieve long-term corporate financial goals and build executive stock ownership. Executive compensation does not include forms of compensation such as SERPs or deferred compensation. Our 2001 Equity Incentive Plan and 2002 Non-Qualified Plan preclude "repricing" or "exchanging" options. The Compensation Committee reviews all components of the Chief Executive Officer's compensation, including annual base salary, bonuses based on corporate and individual performance, equity and long-term incentive compensation, including grants of restricted stock units, stock appreciation rights and stock options, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the actual and projected payout obligations under several potential severance and change-in-control scenarios. The Compensation Committee also reviews the components of all other executive officers as well as senior-level managerial and technical employees.

    Base Salaries

        The Compensation Committee evaluates the performance and recommends the salary of the Chief Executive Officer and all other executive officers. Survey data is drawn from comparable peer group companies participating in medical device and/or biotechnology executive compensation surveys. Within this framework, executive salaries are determined based on evaluation of each officer's individual performance throughout the year, level of responsibility, overall salary structure and assessment of the Company's financial condition. The Company's compensation policy is designed to target executive officer base salaries within a competitive range of salary data for officers in similar positions in companies of like characteristics. Generally, salaries paid to the Company's executive officers in fiscal 2007 were within the targeted range. While it is the Compensation Committee's intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including information related to geographic location and individual job responsibilities, it is further the intent of the Compensation Committee to maintain a close relationship between the Company's performance and the base salary component of the Company's executive officers' compensation.

    Annual Incentive Bonuses

        The Company's Annual Incentive Bonus Plan provides for the payment of bonuses in cash and stock shortly after completion of the fiscal year based primarily on the Company's prior year performance in relation to predetermined financial objectives and individual executive performance for the year then ended. Target awards are set as a percent of base salary by officer responsibility and are competitive with the survey data reviewed by the Committee. Actual bonus awards are based on the assessment of the executive's contribution to the achievement of the Company's financial performance. Prior to the beginning of the fiscal year, the Compensation Committee established objectives related to growth in the Company's revenue and a minimum amount of earnings before interest, depreciation, amortization and stock-based compensation. The Compensation Committee sets financial objectives at what it believes are aggressive levels so as to require substantial effort and commitment by the executive officers to attain.

    Equity Incentive Awards for Fiscal 2007

        The Company's 2001 Equity Incentive Plan and 2002 Non-Qualified Plan provide for the issuance to the Company's officers and employees of shares of restricted stock, restricted stock units, stock appreciation rights and stock options to purchase shares of the Common Stock. These awards typically vest over three to five years. These awards are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future long-term performance. Stock appreciation rights and stock options are granted with exercise prices equal to the closing market price of our common stock on the date of grant. The Compensation Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the long-term value of the Company's equity.

    Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board of Directors (the "Nominating and Corporate Governance Committee") is composed of three independent directors, Mr. Bonadio, Mr. Toni and Mr. Wilson. Mr. Wilson serves as Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee establishes qualification standards for membership on the Board of Directors, identifies qualified individuals for membership on the Board of Directors and considers and recommends director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director.

        During 2007, the Nominating and Corporate Governance Committee held three meetings independent of meetings of the Board of Directors. The Company's policy is for the Nominating and Corporate Governance Committee to consider stockholder recommendations for director nominee(s) that are submitted in accordance with the Company's bylaws. The provisions of the Company's bylaws relevant to stockholder submission of director nominee(s) are described in greater detail below. To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Corporate Governance Committee consider a candidate for inclusion among the slate of nominees in the Company's proxy statement.

        In evaluating director nominees, the Nominating and Corporate Governance Committee considers, among other things, the following factors:

  •
  the appropriate size of the Board of Directors;

  •
  the needs of the Company with respect to the particular talents and experience of its directors;

  •
  the skills, experience and reputation of the potential nominee in relation to the capabilities already present on the Board of Directors;

  •
  the judgment and perspective developed through business experiences and/or educational endeavors;

  •
  the candidate's ability to work with other members of the Board of Directors and management to further our goals and increase stockholder value; and

  •
  the ability to devote a sufficient amount of time to carry out the duties and responsibilities as a director.

        The objective of the Nominating and Corporate Governance Committee is to structure a Board of Directors that brings to the Company a variety of skills and perspectives developed through high-quality business and professional experience. Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Corporate Governance Committee may, however, consider such other factors as it deems are in the best interests of the Company and the stockholders.

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue to serve. Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives. If any member of the Board of Directors does not wish to continue in service, or if the Nominating and Corporate Governance Committee decides not to nominate a member for re-election, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new nominee as outlined above. To date, the Company has not engaged a third party to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right to do so in the future if necessary.

        Stockholders may send any recommendations for director nominees or other communications to the Board of Directors or any individual director c/o Peter Wilson, Lead Independent Director, Conceptus, Inc. 331 E. Evelyn Avenue, Mountain View, CA, USA 94041. All communications received will be reported to the Board of Directors or the individual directors, as appropriate.

        As required under the Company's bylaws, any stockholder recommendation for director nominee(s) should include:

  •
  the candidate's name, age, business and residence addresses;

  •
  the candidate's principal occupation or employment;

  •
  the number of shares of Common Stock beneficially owned by the candidate (if any); and

  •
  any other information relating to such nominee(s) that is required to be disclosed under the Exchange Act, including, without limitation, the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        In addition, any such stockholder recommendation for director nominee(s) should include (i) the stockholder's name and address as they appear on the books of the Company, (ii) the number of shares of Common Stock beneficially owned by the stockholder, and (iii) any other information that is required to be provided by the stockholder pursuant to the Exchange Act. To be considered timely and properly brought before an annual meeting of stockholders, any such stockholder recommendation for director nominee(s) must be delivered to the principal executive offices of the Company no sooner than ninety (90) days and no later than sixty (60) days prior to the scheduled annual meeting of stockholders. In the event that less than sixty (60) days' notice or prior public disclosure of the date of the annual meeting of stockholders is given or made to stockholders, notice by the stockholder will be considered timely filed if received before the close of business on the tenth (10th) day following the date the notice of the annual meeting of stockholders was mailed or public disclosure of the same was made. For any such timely and properly brought stockholder recommendation for director nominee(s) to be included in the proxy statement and form of proxy for an annual meeting of stockholders, the stockholder must provide notice as required by the Exchange Act. For more information, please refer to "Deadline for Receipt of Stockholder Proposals for 2009 Annual Meeting" on page 2 of this proxy statement.

Code of Ethics

        The Board of Directors has adopted a formal code of ethics that applies to all of the Company's employees, officers and directors. You can access the latest copy of the Code of Ethics, as well as the charters of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors in the "About Conceptus" section of our website at http://www.conceptus.com.

Director Compensation

        Our directors play a critical role in guiding our strategic direction and overseeing the management of the Company. Recent developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors.

        The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate compensation commensurate with the directors' workload and opportunity costs. Our outside directors are compensated based upon their respective levels of participation and responsibilities, including service on various committees. Outside directors receive a combination of annual cash retainers and equity grants in amounts that correlate to the responsibilities of each director in his or her service to us. In addition to this compensation, members of our Board of Directors are also eligible for reimbursement of expenses incurred in connection with attendance at Board and committee meetings and related activities, in accordance with our policy. Our Board of Directors and Compensation Committee periodically review compensation for outside directors.

        The following table describes our cash compensation practices for outside directors during 2007 and what was approved for 2008, unless otherwise amended by our Board of Directors. In addition, we reimburse each outside director for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors or any committee thereof.

	Paid in 2007	Approved for 2008
ANNUAL RETAINER
Board and Executive Committee Members	$30,000	$48,000
ADDITIONAL ANNUAL RETAINER
Lead Director (as Nominating and Corporate Governance Committee Chair)	$20,000	$12,000
Audit Chair	$20,000	$7,500
Other Audit Committee Members	$10,000	—
Compensation Committee Chair	$12,500	$4,500
Other Compensation Committee Members	$8,000	—

        In summary, the 2008 Board of Directors Annual Retainer has been increased while the Additional Annual Retainer for committee membership has decreased. The Annual Retainer will be paid quarterly. For 2007, in lieu of the above-described payments, Kathryn Tunstall, our Chairman of the Board, was paid an annual retainer of $150,000, which was paid according to the Company's normal payroll cycle. For 2008, this annual retainer was increased to $160,000 to reflect a cost of living adjustment.

    Deferred Fee Plan

        We have established a deferred fee plan pursuant to which our non-employee directors may elect to defer receipt of all or part of the compensation payable to them for serving on the Board of Directors or committees of the Board of Directors. The amount a participant elects to defer will be used to purchase phantom units of Common Stock (including fractional shares) using the fair market value of the Common Stock on the date the compensation would otherwise have been paid. The phantom Common Stock units would be appropriately adjusted for stock splits, dividends, reorganizations and similar events. The deferred compensation is not distributable until the termination of such participant's service as a director. Upon distribution, the phantom Common Stock units would be payable to a participant in an equal number of whole shares of Common Stock issued by the Company or in cash, or a combination of Common Stock and cash, in one lump sum or, if the participant chooses, in ten substantially equal annual installments. The participant may change the distribution election no later than twelve months prior to the first date deferred compensation is to be paid.

    Automatic Option and Restricted Stock Grants

        Ninth Amended and Restated 2001 Equity Incentive Plan. In April 2007, the Board of Directors amended and restated the 2001 Equity Incentive Plan (the "2001 Plan"), specifically to address the automatic grant of equity awards to the Company's outside directors, which resulted in the Ninth Amended and Restated 2001 Equity Incentive Plan (the "Amended 2001 Plan"). Under the Amended 2001 Plan, grants are made to outside directors pursuant to a written policy adopted by the Board of Directors. In April 2007, the Board of Directors adopted a written policy which proposes to grant to: (i) each person who becomes an outside director on the date on which he or she first becomes an outside director (A) a stock appreciation right with respect to 20,000 shares of Common Stock on the date of such initial election (the "Initial SAR") and (B) restricted stock units with respect to that number of shares of Common Stock equal to $100,000 divided by the fair market value of the Common Stock on the date of grant ("Initial RSU"), and (ii) each person who is a outside director automatically (A) a stock appreciation right with respect to 7,500 shares of Common Stock (a "Subsequent SAR") and (B) restricted stock units with respect to 2,500 shares of Common Stock (a "Subsequent RSU"), each on the date of each annual meeting of stockholders immediately following which such director is serving on the Board of Directors, provided that, on such date, he or she shall have served on the Board of Directors for at least six months prior to the date of such annual meeting.

        Additional SARs and RSUs. Each director also receives additional stock appreciation rights ("Additional SARs") and restricted stock units ("Additional RSUs") based on their service on various committees. The following table shows the Additional SARs and Additional RSUs to be granted to the Company's non-employee directors following an annual meeting of stockholders:

	Additional SAR Units	Additional RSUs	Date Issued
Lead Director	10,000	500	Annual Stockholders' Meeting(1)
Audit Chair	5,000	500	Annual Stockholders' Meeting(1)
Other Audit Committee Members	2,000	—	Annual Stockholders' Meeting(1)
Compensation Chair	2,000	500	Annual Stockholders' Meeting(1)
Other Compensation Committee Members	2,000	—	Annual Stockholders' Meeting(1)

(1)
Provided that on such date, the non-employee director shall have served on the Company's Board of Directors for at least six months prior to the date of such annual meeting.

        Vesting of Director SARs.    The written policy provides that the Initial SARs will vest and become exercisable as follows:

    Initial SARs Vesting
    25%—year anniversary of the date of grant
    75%—1/48th on monthly anniversary of date of grant

    Subsequent and Additional SARs Vesting
    1/12th on each monthly anniversary of date of grant

        Vesting of Director Restricted Stock Units.    The written policy provides that the Initial RSUs and Subsequent RSUs shall vest with respect to one-third (1/3) of the shares subject to such grant of Restricted Stock Units on each anniversary of the date of grant, such that one hundred percent (100%) of the shares subject to such grant of the Initial RSU or Subsequent RSU, shall have vested on the third anniversary of the date of grant. The shares of Common Stock subject to each vested Initial RSU or Subsequent RSU shall be transferred to the holder thereof as soon as administratively practicable following the vesting of such Initial RSU or Subsequent RSU. All awards granted to non-employee directors are subject to accelerated vesting upon a change of control.

        Amended and Restated Independent Director Equity Compensation Policy.    In December 2007 and April 2008, the Board of Directors amended and restated the Independent Director Equity Compensation Policy which, effective as of April 17, 2008 proposes to grant to (i) each person who is initially elected to the Board as an Independent Director on the date on which he or she first becomes an independent director an Initial RSU with respect to that number of shares of common stock equal to $300,000 divided by the fair market value of the Company's common stock on the date of grant, and (ii) each continuing outside director a Subsequent SAR with respect to that number of shares of common stock determined by dividing $112,000 by the fair value of a Subsequent SAR on the date of grant as calculated using the Black-Scholes option pricing model. The Subsequent SARs are granted on the date of each annual meeting of stockholders immediately following which the director is serving on the Company's Board of Directors. A director must have served on the Company's Board of Directors for at least six (6) months prior to the date of such annual meeting to receive a Subsequent SAR grant. The amended and restated policy targets an overall dollar value for director compensation. The Board of Directors believe the amended and restated policy better aligns board and stockholder interests and targets the value of total compensation which assists in reducing the effects of stock price fluctuation on total compensation when granting equity by number of shares only.

        Additional SARs.    Certain non-employee director receive Additional SARs based on being the lead director or their chairmanship on various committees. The following table shows the stock appreciation rights grants for our non-employee directors following an annual meeting of stockholders:

	Additional SAR Units ($Value)(1)	Date Issued
Lead Director	$28,000	Annual Stockholders' Meeting(2)
Audit Chair	$17,500	Annual Stockholders' Meeting(2)
Compensation Chair	$10,500	Annual Stockholders' Meeting(2)

(1)
Exact number of shares of common stock subject to the Additional SARs determined by dividing the dollar amount set forth in the table by the fair value of each Additional SAR on the date of the annual shareholder meeting as calculated using the Black-Scholes option pricing model.

(2)
The non-employee director must have served on the Company's Board of Directors for at least six months prior to the date of such annual meeting to be eligible for a grant.

        Vesting of Director SARs.    Under the Amended and Restated Independent Director Equity Compensation Policy, the shares subject to the Subsequent SARs and Additional SARs vest pursuant to the following schedule:

    Subsequent SARs and Additional SARs Vesting
    1/2 on each anniversary of the date of grant

        Vesting of Director Restricted Stock Units.    The Initial RSUs vest pursuant to the following schedule:

    Initial Restricted Stock Units Grant Vesting
    1/5th on each annual anniversary of date of grant

        All awards granted to non-employee directors are subject to accelerated vesting upon a change of control.

        Stock Appreciation Right and Restricted Stock Unit Grants to Kathryn Tunstall.    In addition to and outside of the Amended and Restated Independent Director Equity Compensation Policy, the Board of Directors granted Stock Appreciation Rights ("SARs") and Restricted Stock Units ("RSUs") to Kathryn Tunstall, our Chairman of the Board of Directors. For 2007, the Board of Directors granted to Ms. Tunstall 5,000 RSUs (100% vest on the thirteen month anniversary of date of grant) and 25,000 SARs (vesting 1/48th on each monthly anniversary of the date of grant). In addition, in December 2007 the Board of Directors approved a SAR grant to Ms. Tunstall of $112,000 divided by the fair value of a SAR on the date of the annual shareholder meeting as calculated by using Black-Scholes option pricing model with the same vesting terms as Subsequent SARs granted under the Amended and Restated Independent Director Equity Compensation Policy.

DIRECTORS' COMPENSATION IN 2007

        The table below summarizes the compensation paid to the Company's directors for the year ended December 31, 2007. Except for the amounts shown on this table, no other compensation was granted to the directors during 2007.

Name(1)	Fees Earned or Paid in Cash	Restricted Stock and Restricted Stock Unit Awards(3)(4)	Option Awards (3)	Total
Kathryn A. Tunstall(2)	$149,999	$99,944	$72,631	$322,574
Michael A. Baker	40,000	25,634	119,767	185,401
Annette M. Bianchi	39,085	42,348	76,349	157,782
Thomas F. Bonadio	58,476	30,464	139,937	228,877
Robert V. Toni	60,807	30,464	131,467	222,738
Peter L. Wilson	64,142	30,464	132,788	227,394

(1)
Mark M. Sieczkarek, a director and the Company's President and Chief Executive Officer, is an employee and is not included in this table. Mr. Sieczkarek's compensation is discussed in our "2007 Summary Compensation Table" on page 42.

(2)
Ms. Kathryn Tunstall, the Chairman of the Board of Directors was paid an annual retainer fee of $150,000 and was granted 5,000 RSUs and 25,000 SARs in 2007. For 2008, Ms. Tunstall's annual retainer fee was increased to $160,000.

(3)
Amounts shown do not reflect compensation actually received by the director. Instead the dollar value of these awards is the compensation cost recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with the provisions of Statement of Financial Accounting Standards No. 123R, "Share-based Payments," (SFAS 123R), but excluding any estimate of future forfeitures. These compensation costs reflect equity awards granted in and prior to fiscal year 2007. See Note 2 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 regarding the assumptions underlying the valuation of equity awards.

(4)
The number of unvested restricted units and restricted stock awards and the vested date of each grant is shown on the following table.

DIRECTORS' OUTSTANDING AWARDS AT FISCAL YEAR-END 2007

        The following table shows aggregate total number of outstanding unvested restricted awards and restricted stock units as of December 31, 2007:

Name	Grant Date	Number of Unvested Shares	Vested Date
Kathryn A. Tunstall	07/19/05 07/18/06 03/02/07	1,000 1,666 5,000	07/19/08 06/07/09 04/02/08	(1) (3) (2)

Michael A. Baker	05/26/05 06/07/06 06/08/07	666 1,666 2,500	05/26/08 06/07/09 06/08/10	(1) (1) (1)

Annette M. Bianchi	08/11/05 06/07/06 06/08/07	2,223 1,666 2,500	08/11/08 06/07/09 06/08/10	(1) (1) (1)

Thomas F. Bonadio	05/26/05 06/07/06 06/08/07	833 2,000 3,000	05/26/08 06/07/09 06/08/10	(1) (1) (1)

Robert V. Toni	05/26/05 06/07/06 06/08/07	833 2,000 3,000	05/26/08 06/07/09 06/08/10	(1) (1) (1)

Peter L. Wilson	05/26/05 06/07/06 06/08/07	833 2,000 3,000	05/26/08 06/07/09 06/08/10	(1) (1) (1)

(1)
All grants vest on the anniversary of the date of grant in the amount of 1/3 of the shares granted.

(2)
Grant vested in full on April 2, 2008. The grant date fair value of the March 2, 2007 RSU grant to Ms. Tunstall was $90,300.

(3)
Grant vests 1/3 of the shares granted on June 7 of each year. The grant date fair value of the RSUs awarded to Messrs. Baker, Bonadio, Toni and Wilson and Ms. Bianchi on June 8, 2007 was $47,475, $56,970, $56,970, $56,970 and $47,475, respectively.

        The following table shows aggregate total number of stock option and SAR awards outstanding (both vested and unvested) for each director as of December 31, 2007:

Name	Total Number of Shares	Shares Vested	Shares Unvested
Kathryn A. Tunstall	193,838	167,275	26,563
Michael A. Baker	72,500	67,500	5,000
Annette M. Bianchi	38,000	24,916	13,084
Thomas F. Bonadio	82,500	76,250	6,250
Robert V. Toni	79,500	73,750	5,750
Peter L. Wilson	86,500	76,750	9,750

        Ms. Tunstall was granted SARs with respect to 25,000 shares of common stock on March 2, 2007 having an exercise price equal to $18.06 per share and grant date fair value of $198,605. On June 8, 2007, Messrs. Baker, Bonadio, Toni and Wilson and Ms. Bianchi were granted SARs with respect to 9,500, 12,500, 11,500, 19,500 and 9,500 shares of common stock, respectively, having an exercise price equal to $18.99 per share and grant date fair values of $76,705, $100,928, $92,853, $157,447, $76,705, respectively.

        The grant date fair values set forth in this footnote was calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 123R, "Share-based Payments," (SFAS 123R). See Note 2 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 regarding the assumptions underlying the valuation of equity awards.

Required Vote

        If a quorum is present and voting, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes, and broker non-votes will not affect the election of directors.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE FOR THE CLASS II DIRECTORS OF THE COMPANY.

PROPOSAL NO. 2
APPROVE THE TENTH AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

        Upon the recommendation of the Compensation Committee, the Board of Directors has approved and adopted, subject to stockholder approval, the Tenth Amended and Restated 2001 Equity Incentive Plan in substantially the form attached to this proxy statement as Appendix A (the "2001 Plan").

        Subject to the stockholders' approval, the 2001 Plan would increase the number of the shares of Common Stock reserved for issuance thereunder by 1,500,000 shares. The increase in shares has been necessitated primarily by the hiring of new employees, particularly officers, and secondarily, by the grant of additional stock options and stock appreciation rights to current employees as incentive and performance awards. In order to be responsive to stockholder concerns regarding dilution and the requirement to record compensation expense for stock options going forward, while at the same time remaining competitive with compensation practices in our industry, management has modified its approach to option and stock appreciation right granting and expects to only make significant grants to senior management going forward. The Company expects that this increase of 1,500,000 shares will meet its needs for the next two to three years, enabling the Company to continue its policy of equity ownership by employees, directors and consultants as an incentive to contribute to the Company's success.

        The Company's Board of Directors approved the proposed 2001 Plan in April 2008, to be effective upon stockholder approval.

General

        The 2001 Plan provides for the grant issuance of options, restricted stock, stock appreciation rights, performance share awards, dividend equivalents awards, stock payment awards, stock purchase rights and restricted stock unit awards to employees, directors and consultants of the Company. As of March 31, 2008, there were approximately 231 employees, seven directors (including non-employee and employee directors), and 205 consultants eligible to receive awards under the 2001 Plan. The 2001 Plan was originally adopted by the Board of Directors on March 21, 2001 with a total of 1,000,000 shares of Common Stock reserved for issuance thereunder, and was approved by the stockholders in May 2001. In March 2002, the Board of Directors approved an amendment and restatement of the 2001 Plan to increase the shares of Common Stock reserved for issuance thereunder by an additional 1,000,000 shares, bringing the aggregate number reserved for issuance to 2,000,000 shares of Common Stock, and to provide for automatic grants of non-qualified stock options to non-employee directors as had been provided under the 1995 Director's Stock Option Plan. The stockholders approved this amendment and restatement in May 2002. In April 2003, the Board of Directors approved the Second Amended and Restated 2001 Equity Incentive Plan to increase the size of the formula grants to non-employee directors and to prohibit repricing under the 2001 Plan. The stockholders approved this amendment and restatement in June 2003. In March 2004, the Board of Directors approved the Third Amended and Restated 2001 Plan to reduce the size of the automatic grants of stock options to non-employee directors and to provide for automatic grants of restricted stock to non-employee directors and to increase the shares of Common Stock reserved for issuance thereunder by an additional 500,000 shares, bringing the aggregate number reserved for issuance to 2,500,000 shares of Common Stock. The stockholders approved this amendment and restatement in June 2004. In November 2004, the Board of Directors approved the Fourth Amended and Restated 2001 Plan to provide for the grant of restricted stock units and stock appreciation rights. In January 2005, the Board of Directors approved the Fifth Amended and Restated 2001 Plan to provide for a change in the number of shares to be automatically granted to non-employee directors under the plan. In December 2005, the Board of Directors approved the Sixth Amended and Restated 2001 Plan to establish that the price of future grants be based on the closing price of the Company's stock on the date of grant, rather than the previous trading day. In February 2006, the Board of Directors approved the Seventh Amended and Restated 2001 Plan to provide for the increase the annual grant of restricted stock for directors from 2,000 shares to 2,500 shares. In April 2006, the Board of Directors approved the amendment to the Eight Amended and Restated 2001 Plan to increase the shares of Common Stock reserved for issuance thereunder by an additional 1,500,000 shares, bringing the aggregate number reserved for issuance to 4,000,000 shares of Common Stock. The stockholders approved this amendment and restatement in June 2006.

        Generally, shares subject to awards that terminate, expire or lapse, for any reason, are made available again for issuance under the 2001 Plan; however, shares that are tendered or withheld in payment of the exercise price of an option, shares that are tendered or withheld to satisfy any tax withholding obligations with respect to an award or shares that were subject to a stock-settled Stock Appreciation Right that were not issued upon the net settlement or net exercise of the Stock Appreciation Right will not be made available again for issuance under the 2001 Plan.

        The number of shares that may be subject to awards, other than options or other awards for which the recipient pays the intrinsic value ("Full Value Awards") will be limited to 50% of the number of shares available for issuance under the 2001 Plan immediately following the annual meeting of stockholders of the Company to be held June 4, 2008.

        Options granted under the 2001 Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. Only employees of the Company or employees of a subsidiary of the Company may be granted "incentive stock options."

        The 2001 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Purpose

        The purposes of the 2001 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to the Company's employees, directors and consultants and to promote the success of the Company's business.

Administration

        The 2001 Plan may be administered by the Board of Directors or by a committee of the Board of Directors. The 2001 Plan is currently being administered by the Compensation Committee of the Board of Directors. The Compensation Committee, comprised of Mr. Wilson, Mr. Toni and Ms. Bianchi, has been constituted to satisfy the applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code and has the exclusive authority to grant stock options and purchase rights and otherwise administer the 2001 Plan with respect to the Company's officers and directors. Members of the Compensation Committee receive no additional compensation for their services in connection with the administration of the 2001 Plan. All directors currently hold office until the annual meeting of stockholders of the Company following their election, or until their successors are duly elected and qualified.

Eligibility

        The 2001 Plan provides that either incentive stock options or non-qualified stock options may be granted to the employees (including officers and directors who are employees) of the Company or any of the Company's subsidiaries may be granted incentive stock options or other awards. In addition, the 2001 Plan provides that non-qualified stock options may be granted to the directors and consultants of the Company or any of the Company's subsidiaries. The Compensation Committee determines which of the Company's employees and consultants will be granted awards and determines the number of shares to be subject to each award. In making such determination, a number of factors are taken into account, including the duties and responsibilities of the employee or consultant, the value of his or her services to the Company, his or her present and potential contribution to the Company's success, and other relevant factors.

        The 2001 Plan provides that the maximum number of shares of Common Stock that may be granted under options or purchase rights to any one person during any fiscal year shall be 800,000, subject to adjustment as provided in the 2001 Plan. Notwithstanding this limitation, the maximum number of shares of common stock with respect to one or more Full Value Awards during a calendar year shall be 300,000. There is also a $100,000 limit under the Code on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

Terms of Options

        Each option is evidenced by a stock option agreement between the Company and the optionee. Under the 2001 Plan, each option is subject to the following additional terms and conditions:

        Exercise of the Option.    The Board of Directors or its committee determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in such form of consideration as is determined by the Board of Directors or its committee and may vary for each option.

        Exercise Price.    The exercise price under the 2001 Plan shall be determined by the Board of Directors or its committee and may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value per share is equal to the closing price on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, or other established stock exchange or national market system on which the Common Stock is listed on the date of grant. In the case of an incentive stock option granted to an optionee who owns more than 10% of all classes of the Company's stock or any of the Company's subsidiaries, the exercise price must not be less than 110% of the fair market value on the date of grant.

        Termination of Employment.    If the optionee's employment or service relationship terminates for any reason other than disability or death, options under the 2001 Plan may be exercised for the period of time specified in the option agreement, which shall generally be three months after such termination, and may be exercised only to the extent the option was exercisable on the date of termination. In no event may the option be exercised after the expiration of its term.

        Disability.    If an optionee is unable to continue his or her employment or service relationship with the Company as a result of his or her disability, options may be exercised for the period of time specified in the option agreement, which shall generally be twelve months after termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after the expiration of its term.

        Death.    Under the 2001 Plan, if an optionee should die while employed or retained by the Company, options may be exercised for the period of time specified in the option agreement, which shall generally be twelve months after the date of death to the extent the options are exercisable on the date of death.

        Term of Options.    The 2001 Plan provides that options granted under the 2001 Plan have the term provided in the option agreement. In general, these agreements currently provide for a term of ten years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the total combined voting power of all classes of the Company's stock or any of the Company's subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

        Other Provisions.    The option agreement may contain such other terms, provisions and conditions not inconsistent with the 2001 Plan as may be determined by the Board of Directors or its committee.

No Repricing of Awards

        The 2001 Plan does not permit the Board of Directors, without stockholder approval, to amend the terms of any outstanding award under the 2001 Plan to reduce its exercise price or cancel and replace any outstanding award with grants having a lower exercise price. The 2001 Plan also requires stockholder approval prior to any offer to buyout, for a payment in cash or shares, of an option previously granted.

Grants to Non-Employee Directors

        Grants of Awards.    Pursuant to the 2001 Plan, the grant of any award to a non-employee director shall be made by the Board of Directors pursuant to a written policy or program (the "Independent Director Equity Compensation Policy") that is approved by the Board of Directors in its discretion. The Independent Director Equity Compensation Policy will set forth the type of award or awards to be granted to non-employee directors, the number of shares of Common Stock subject to awards to non-employee directors and the conditions on which such awards will be granted, become exercisable and/or payable and expire, and such other terms and conditions as may be set forth in the Independent Director Equity Compensation Policy and determined by the Board of Directors in its discretion.

Restricted Stock and Stock Purchase Rights

        The 2001 Plan permits the granting of restricted stock and rights to purchase Common Stock either alone, in addition to, or in tandem with other awards made by the Company. Upon the granting of restricted stock or a stock purchase right under the 2001 Plan, the offeree is advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that such person is entitled to purchase, the price to be paid, if any, and the time in which such person must accept such offer. The purchase price for stock purchased may be at various prices as determined by the Board of Directors or its committee.

        Unless the Board of Directors or its committee determines otherwise, the underlying restricted stock purchase agreement for stock purchased pursuant to a restricted stock grant or a stock purchase right granted under the 2001 Plan will provide for the forfeiture of shares of Common Stock acquired pursuant to the restricted stock award, or in the case of the right to purchase Common Stock, a repurchase option, exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability).

Restricted Stock Units

        The 2001 Plan permits the granting of restricted stock unit awards in the manner determined by the Board of Directors or its committee. The vesting of the restricted stock units is determined by the Board of Directors or its committee and may be linked to specific performance criteria. The underlying Common Stock of a restricted stock unit award will not be issued until such restricted stock unit award has vested. The holder of a restricted stock unit does not have rights of a stockholder with respect to such restricted stock units until the restricted stock units have vested and the Common Stock underlying the restricted stock units have been issued. All restricted stock units are subject to the additional terms and conditions as determined by the Board of Directors or its committee and such terms and conditions are evidenced by a written award agreement.

Stock Appreciation Rights

        Stock Appreciation Rights or "SARs" may be granted simultaneously with the grant of an option, with respect to a previously granted option or separately. SARs granted in connection with options typically will provide for payments, if any, to the holder based upon increases in the price of the Common Stock over the exercise price of the related option or other awards. The exercise price of a SAR cannot be less than 100% of the fair market value of the Common Stock on the date of grant. The Board of Directors or its committee may elect to pay SARs in cash, in shares of Common Stock, or in a combination of both.

Dividend Equivalents

        Dividend Equivalents may be granted based on the dividends declared on the shares of Common Stock that are subject to any award, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests or expires, as determined by the Board of Directors or its committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Board of Directors or its committee. Dividend Equivalents will not be granted with respect to Stock Options or Stock Appreciation Rights.

Performance Share Awards

        Performance Share awards may be granted based upon any one or more specific performance criteria determined appropriate by the Board of Directors or its committee, in each case on a specified date or dates or over any period or periods determined by the Board of Directors or its committee, and which may be denominated in a number of shares of Common Stock or in a dollar value of shares of Common Stock. In making such determinations, the Board of Directors or its committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular participant.

Stock Payments

        Stock Payments may be granted in the manner determined by the Board of Directors or its committee. The number of shares shall be determined by the Board of Directors or its committee and may be based upon specific performance criteria, determined on the date such Stock Payment is made or on any date thereafter.

Vesting Limitations

        Except for awards granted with respect to 5% of the shares available under the 2001 Plan, a restricted stock award, stock purchase right, performance share award, dividend equivalents award, stock payment award or restricted stock unit award granted to an employee or consultant under the 2001 Plan will become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of performance-based objectives, over a period of not less than one year) following the date of grant for such award.

Awards not Transferable

        An option, restricted stock award, stock purchase right, stock appreciation award, performance share award, dividend equivalents award, stock payment award or restricted stock unit award granted under the 2001 Plan is nontransferable other than by will or the laws of descent and distribution, and is exercisable only by the holder during his or her lifetime or, in the event of the holder's death, by a person who acquires the right to exercise such award by bequest or inheritance or by reason of the death.

Changes in Capitalization, Merger or Asset Sale

        In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of capital stock or other securities by reason of merger, reorganization, consolidation, reclassification, dividend or other distribution, combination of shares, spin-off, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, or similar corporate transaction or event, the number and kind of shares covered by the 2001 Plan and by each outstanding award, the grant or exercise price per share of any award, and other limitations on shares applicable under the 2001 Plan shall be proportionately adjusted. In addition, the Board of Directors or its committee in its sole discretion may take certain actions with respect to any award issued under the 2001 Plan, including acceleration of the exercisability of any options or the vesting in any restrictions on restricted stock, the purchase of outstanding awards, and other similar adjustments to facilitate any such transactions. The Board of Directors or its committee may also provide that all options or stock purchase rights shall cease to be outstanding following such events.

        Notwithstanding the preceding paragraph, in connection with the occurrence of any nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend that affects share of Common Stock or other securities of the Company or the share price of the Common Stock or other securities of the Company and causes a change in the per share value of the Common Stock underlying outstanding awards granted under the 2001 Plan, (i) the number and type of securities subject to each outstanding award and the exercise or grant price, as applicable, will be proportionately adjusted and (ii) the Board or its Committee shall make such proportionate adjustments it deems appropriate to reflect such nonreciprocal transaction with respect to the aggregate number and kind of shares of Common Stock that may be issued under the 2001 Plan. The provisions described in this paragraph shall not apply to any award under the 2001 Plan to which application of these described provisions would result in a penalty tax under Section 409A of the Code or cause any incentive stock option to fail to qualify as an "incentive stock option" under Section 422 of the Code.

        In the event of (i) a consolidation or merger of the Company with another entity in which the Company's stockholders before the transaction own less than 50% of the voting power immediately after the transaction (other than such a transaction effected to change the domicile of the Company) or (ii) a sale of all or substantially all of the Company's assets, outstanding awards may be assumed or substituted for by the acquiring company or one of its affiliates. In the absence of any such assumption or substitution, outstanding awards held by persons whose employment, consultancy or directorship with the Company has not terminated as of the closing of the transaction shall be accelerated and become fully vested and exercisable, and any restrictions on shares of restricted stock held by such persons shall lapse at least 10 days before the closing of the transaction. Notwithstanding the assumption or substitution of awards as discussed above, any outstanding options or shares of restricted stock granted to non-employee directors in their capacity as non-employee directors shall not be assumed or substituted for and shall be accelerated and made fully vested and/or exercisable, as applicable, at least 10 days before the closing of the transaction. Awards held by other persons that are not assumed or substituted for and accelerated awards not exercised before the closing of such a transaction will terminate automatically at the closing of the transaction.

Amendment and Termination of the 2001 Plan

        The Board of Directors may suspend or terminate the 2001 Plan, or any part thereof, at any time and for any reason. The Board of Directors may also amend the 2001 Plan from time to time, except that the Board of Directors may not, without prior stockholder approval, amend the 2001 Plan in any manner which would require stockholder approval to comply with any applicable laws, regulations or rules. No amendment, alteration, suspension or termination may impair any award previously granted under the 2001 Plan without the consent of the holder. Unless terminated earlier, the 2001 Plan shall terminate on March 21, 2011.

Federal Income Tax Aspects of the 2001 Plan

        The following is a brief summary of the United States Federal income tax consequences of transactions under the 2001 Plan based on Federal securities and income tax laws in effect as of this date. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or other country in which a holder may reside. This summary does not purport to be complete. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder's personal investment circumstances. This summarized tax information is not tax advice.

  Incentive Stock Options

        Options granted under the 2001 Plan may be either "incentive stock options," as defined in Section 422 of the Code, or non-qualified stock options. If an option granted under the 2001 Plan is an incentive stock option, under Federal tax laws the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for Federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after transfer of the shares to the optionee, any gain will be treated as long-term capital gain under Federal tax laws. If these holding periods are not satisfied, the optionee will recognize ordinary income under Federal tax laws equal to the difference between the exercise price and the lower of the fair market value of the share at the date of the option exercise or the sale price of the share. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under Federal tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier.

  Non-Qualified Stock Options

        All other options, which do not qualify as incentive stock options, are referred to as non-qualified stock options. An optionee will not recognize any taxable income under Federal tax laws at the time he or she is granted a non-qualified stock option. However, upon its exercise, under Federal tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income recognized by the optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated under Federal tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

  Stock Purchase Rights and Restricted Stock

        For Federal income tax purposes, if a service provider is granted a stock purchase right, he or she generally will not have taxable income on the grant of the stock purchase right, nor will the Company then be entitled to any deduction. Generally, on the issuance of restricted stock, including pursuant to a stock purchase right, the recipient thereof will also not have taxable income, nor will the Company be entitled to a deduction, unless the recipient makes a valid election under Section 83(b) of the Code.

However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the restricted stock recipient generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price, if any, for the restricted stock. If the recipient makes a valid election under Section 83(b) of the Code with respect to restricted stock, he or she generally will recognize ordinary income at the date of issuance of the restricted stock in an amount equal to the difference, if any, between the fair market value of the shares at that date over the purchase price for the restricted stock, and the Company will generally be entitled to a deduction for the same amount.

  Restricted Stock Units

        If a service provider is granted restricted stock units, he or she generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction. When restricted stock units vest and stock is issued to the service provider, he or she generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of restricted stock unit.

  Stock Appreciation Right

        No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

  Performance Awards

        A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

  Stock-Based Awards

        A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

  Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Code provides that a publicly held corporation cannot deduct compensation of a covered employee (the Chief Executive Officer and the four other most highly compensated employees for the taxable year whose compensation is required to be reported to stockholders under the Exchange Act) to the extent the compensation exceeds $1.0 million per tax year. There is a statutory exception to this limitation for compensation based on the attainment of performance goals. Income derived from stock options will generally qualify for this exception and thus be treated as performance-based compensation if granted in accordance with the requirements set forth in Section 162(m) and the regulations promulgated thereunder. Grants of stock options under the 2001 Plan that are made by the Compensation Committee of the Board of Directors are expected to comply with those requirements.

New Plan Benefits

        As of March 31, 2008 awards for 2,943,848 shares were outstanding under the 2001 Plan, and 323,773 remained available for future grants. The fair market value of shares subject to such outstanding equity awards on March 31, 2008 was $54,637,818 based upon the estimated fair market value of the Common Stock as reported on the Nasdaq Stock Market on such date.

        Under the 2001 Plan, the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer have received the following option grants and awards of restricted stock as of March 31, 2008: Mark Sieczkarek, President and Chief Executive Officer, has received options to purchase 203,800 shares, stock appreciation rights of 281,250 shares and restricted stock units of 93,325 shares; Gregory Lichtwardt, Executive Vice President, Treasurer and Chief Financial Officer, has received options to purchase 97,627 shares, stock appreciation rights of 142,789 shares, and 39,057 restricted stock units; Ulric Cote III, Executive Vice President of Sales, has received options to purchase 80,000 shares, stock appreciation rights of 158,828 shares and 27,990 restricted stock units; Lisa Pohmajevich, former Vice President of Marketing, has received options to purchase 158,750 shares, stock appreciation rights of 30,250 shares, restricted stock awards of 8,000 shares and 18,032 restricted stock units; Darrin Uecker, EVP of R&D, Clinical Research, Regulatory Affairs and Operations has received stock appreciation rights of 182,905 shares. All current executive officers as a group have received options to purchase an aggregate of 540,177 shares, stock appreciation rights of 796,022 shares, restricted stock for 8,000 shares and 178,404 restricted stock units for an aggregate of 1,522,603 shares. All current non-executive employees as a group have received options to purchase an aggregate of 445,286 shares, stock appreciation rights of 749,275 shares, restricted stock for 7,000 shares and 107,627 restricted stock units.

        The two directors that are standing for re-election are Michael A. Baker and Peter L. Wilson. Michael Baker has received options to purchase 63,000 shares, stock appreciation rights of 9,500 shares, restricted stock awards of 6,170 shares and 2,500 restricted stock units under the 2001 Plan. Peter L. Wilson has received options to purchase 64,000 shares, stock appreciation rights of 19,500 shares, restricted stock awards of 7,170 shares and 3,000 restricted stock units under the 2001 Plan.

        The non-employee directors as a group are eligible to receive automatic grants under the 2001 Plan, as described above under "Automatic Grants to Non-Employee Directors." Under the 2001 Plan, the non-employee directors as a group have received options to purchase an aggregate of 293,500 shares, stock appreciation rights for an aggregate of 62,500 shares, restricted stock awards for an aggregate of 36,850 shares and an aggregate of 14,000 restricted stock units. Pursuant to the current automatic grant policy for the non-employee directors, existing non-employee directors are each eligible to receive stock appreciation rights with respect to that number of shares of common stock determined by dividing $112,000 by the fair value of a SAR on the date of grant as calculated using the Black-Scholes option pricing model. The Subsequent SARs are granted on the date of each annual meeting of stockholders immediately following which the director is serving on the Company's Board of Directors. As of March 31, 2008, there are 5 non-employee directors of the Company.

        All future grants under the 2001 Plan are within the discretion of the Board of Directors or its committee and the benefits of such grants are, therefore, not determinable.

Required Vote

        The increase in the number of shares reserved for equity award grants under the Tenth Amended and Restated 2001 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

        THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE TENTH AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3
APPROVAL OF THE FOURTH AMENDMENT TO THE
1995 EMPLOYEE STOCK PURCHASE PLAN

        The Board of Directors has approved and adopted, subject to stockholder approval, the Fourth Amendment to the 1995 Employee Stock Purchase Plan (the "Purchase Plan") in the form attached to this proxy statement as Appendix B (the "Purchase Plan Amendment").

        The purpose of the Purchase Plan is to provide employees with the opportunity to purchase Common Stock through accumulated payroll deductions. The Purchase Plan is intended to qualify under Section 423 of the Code. Subject to the stockholders' approval, the Purchase Plan Amendment would amend the Purchase Plan to increase the number of the shares of Common Stock reserved for issuance thereunder by 150,000 shares, effective July 1, 2008.

        The Company's Board of Directors approved the proposed Purchase Plan Amendment in April 2008, to be effective on July 1, 2008 and after stockholder approval. A summary of the Purchase Plan appears below.

Plan Administration

        The Purchase Plan may be administered by the Board of Directors or a committee named by the Board of Directors. The administrator will have the discretionary authority to administer and interpret the Purchase Plan and to adopt any rules deemed desirable and appropriate for the administration of the Purchase Plan.

Shares Available Under Purchase Plan

        Subject to stockholder approval of the Purchase Plan Amendment effective July 1, 2008, the maximum number of shares of Common Stock which will be authorized for sale under the Purchase Plan is 660,000.

Eligible Employees

        Employees eligible to participate in the Purchase Plan generally include employees who have been employed by the Company or one of its designated subsidiaries as of the first day of an applicable offering period. Employees who customarily work less than 5 months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the Purchase Plan. In addition, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all classes of the stock of the Company or one of its subsidiaries is not allowed to participate in the Purchase Plan.

Participation

        Employees will enroll under the Purchase Plan by completing a payroll deduction form permitting the deduction or at least 1% but not more than 10% from their compensation. However, in no case may a participant subscribe for more than $25,000 in Common Stock during any calendar year. If the aggregate subscriptions exceed the number of authorized shares of Common Stock available for purchase under the Purchase Plan, they will be reduced on a pro rata basis.

Offering

        The Purchase Plan is implemented by a series of offering periods of twelve months duration, with new offering periods (other than the first offering period) commencing on or about January 1 and July 1 of each year. Each offering period will consist of two consecutive purchase periods of six months duration, with the last day of such period being designated a purchase date. Subject to stockholder approval of this Proposal No. 3 , the Purchase Plan Amendment would become effective upon the commencement of the next offering period, which would begin on July 1, 2008.

        The option purchase price will be the lower of 85% of the fair market value of the Common Stock at the beginning of the offering period or on the purchase date. For purposes of the Purchase Plan, "fair market value" means, as of any date, the fair market value as determined by the Board of Directors, in its discretion, based on the closing price of the Common Stock on the Nasdaq Global Market on such date, or if the Common Stock is not traded on such date, on the immediately preceding trading date.

        If the fair market value of the Common Stock on the first purchase date of an offering period is less than the fair market value at the beginning of the offering period, a new twelve month offering period will automatically begin on the first business day following the purchase date. Employees may end their participation in an offering at any time during the offering period, and once during each offering period may decrease the rate of payroll deductions. Participation in the Purchase Plan ends automatically on termination of employment with the Company or an employee's failure to remain employed for at least 20 hours per week.

        A participant may cancel his or her payroll deduction authorization at any time prior to the end of the any purchase period. Upon cancellation, the entire balance of his or her account shall be refunded in cash without interest.

        Unless a participant has previously canceled his or her participation in the Purchase Plan, the participant will be deemed to have exercised his or her option in full as of each exercise date. Upon exercise, the participant will purchase the number of shares of Common Stock that his or her accumulated payroll deductions will buy at the option purchase price. The Company may, with respect to any offering period, require that the participant represent and warrant at the time of purchase of such shares that such participant has no present intention to sell or distribute such shares if the Company believes that such condition is required by any applicable securities laws.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

        The number of shares of Common Stock available for purchase under the Purchase Plan, as well as the option purchase price and the number of shares covered by each option under the Purchase Plan that has not yet been exercised shall be proportionately adjusted for adjustments made in the number of outstanding shares of the Company's Common Stock or an exchange of the shares of Common Stock resulting from a stock split, stock dividend, or any other subdivision.

        If there is a proposal to dissolve or liquidate the Company, the offering period will terminate immediately prior to the consummation of such proposed action. If there is a proposal to (i) sell all or substantially all of the Company's assets or (iii) merge or consolidate the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation in accordance with Section 424 of the Code, unless the Board of Directors in its discretion decides to shorten the then current offering period, in which case each participant will have at least 10 days prior notice of the new purchase date and each option will automatically be exercised upon such date unless the participant withdraws from the offering period prior to such date.

Amendment and Termination

        The Board of Directors may amend, suspend or terminate the Purchase Plan at any time. However, the Board of Directors may not amend the Purchase Plan to adversely affect any outstanding rights to purchase stock thereunder. In addition, the Board of Directors may not amend the Purchase Plan without stockholder approval if such approval is required by applicable law or necessary pursuant to the Securities Exchange Act of 1934, as amended, or the Code. Unless terminated earlier by the Board of Directors, the Purchase Plan will terminate automatically on November 21, 2015.

Federal Income Tax Consequences

        Generally, no federal income tax consequences will arise at the time an employee purchases Common Stock under the Purchase Plan. If an employee disposes of Common Stock purchased under the Purchase Plan less than one year after the Common Stock is purchased or within two years of the enrollment date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the Common Stock at the time of purchase and the amount paid by the employee for the Common Stock. The amount of such ordinary income recognized by the employee will be added to the employee's basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee.

        If an employee does not dispose of the Common Stock purchased under the Purchase Plan until at least one year after the Common Stock is purchased and at least two years after the enrollment date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the Common Stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the Common Stock on the enrollment date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee's basis in the Common Stock for purposes of determining capital gain or loss upon the disposition of the Common Stock by the employee.

        We generally will not be entitled to a tax deduction with respect to the Common Stock purchased by an employee under the Purchase Plan, unless the employee disposes of the Common Stock less than one year after the Common Stock is transferred to the employee or less than two years after the enrollment date, in which case we will generally be entitled to a tax deduction corresponding to the amount of ordinary income recognized by the employee.

New Plan Benefits

        Shares of Common Stock were purchased during the last offering period, which began on July 1, 2007 and ended on December 31, 2007, at a purchase price of $16.35 and in the amounts of shares as follows: Mark Sieczkarek, President and Chief Executive Officer—554 shares; Gregory Lichtwardt, Executive Vice President, Treasurer and Chief Financial Officer—0 shares; Ulric Cote III, Executive Vice President of Sales—0 shares; Lisa Pohmajevich, former Vice President of Marketing—0 shares Darrin Uecker, EVP of R&D, Clinical Research, Regulatory Affairs and Operations—0 shares; all current executive officers as a group 9,060 shares; all current non-executive directors as a group—0 shares; all current non-executive employees as a group—448,868 shares.

        No current directors who are not employees will receive any benefit under the Purchase Plan. The benefits that will be received under the Purchase Plan in the future by the Company's current executive officers and by all eligible employees are not currently determinable.

Required Vote

        The approval of the Purchase Plan Amendment requires the affirmative vote of the holders of a majority of the total votes cast on the proposal at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PURCHASE PLAN AMENDMENT.

PROPOSAL NO. 4
APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Upon the recommendation of the Audit Committee and subject to stockholder ratification, the Board of Directors has retained PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008. In recommending to the Board of Directors that PricewaterhouseCoopers LLP be retained as the Company's independent registered public accounting firm, the Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP's independence and concluded that it was.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire. In the event the stockholders do not ratify such appointment, the Board of Directors will reconsider its selection.

Required Vote

        The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

        THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

AUDIT COMMITTEE REPORT

        The information contained in this Audit Committee report shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

        The Audit Committee is comprised of three members. As of December 31, 2007, they were Mr. Bonadio, Mr. Baker and Mr. Toni. Each Audit Committee member is "independent," as defined in the rules and regulations of the Nasdaq Global Market. Mr. Bonadio serves as the Chairman of the Committee. Upon the recommendation of the Audit Committee and in compliance with regulations of the Nasdaq Global Market, the Board of Directors has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings and the responsibilities of the Audit Committee.

        Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee's primary responsibility is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

        Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the requirements of Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures and letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of non-audit services with the auditors' independence. The Committee has approved the audit fees of the independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent registered public accounting firm from performing specified services that might impair their independence, as well as compliance with the Company's policies. The Audit Committee has discussed with the independent registered public accounting firm their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent registered public accounting firm in accordance with regulations promulgated by the Securities and Exchange Commission (the "Commission"). The Audit Committee membership complies with the requirements of the Nasdaq Global Market with respect to independence, financial literacy and financial management expertise. The Audit Committee has concluded that the independent registered public accounting firm are in fact independent of the Company.

        The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope of and plans for their audits. The Committee has met with the independent registered public accounting firm, separately and together, with and without management present, to discuss the Company's financial reporting processes and internal controls.

        In reliance on the reviews and discussions referred to above, and without other independent verification, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

        The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services related to the years ended December 31, 2006 and 2007:

Description of services	2006 Fees	2007 Fees
Audit fees(1)	$640,150	$743,802
Audit-related fees(2)	$17,089	$198,345
All other fees(3)	$1,500	$1,500

Total	$658,739	$943,647

(1)
Audit Fees:    represents the aggregate fees billed for services performed to comply with generally accepted auditing standards. In addition to the audit and review of financial statements, it includes fees in connection with statutory and regulatory filings such as comfort letters, attest services, consents and assistance with and review of documents filed with the Commission. For the years ended December 31, 2007 and 2006, audit fees were for services related to the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our quarterly financial statements and the review of the associated filings. For the year ended December 31, 2006, audit fees include our Registration Statements on Forms S-8, which were filed with the Securities and Exchange Commission on May 24, 2006 and August 31, 2006. For the year ended December 31, 2007, audit fees also included services related to the responses to comment letters filed with the Securities and Exchange Commission and our Registration Statement on Form S-8, which was filed with the Securities and Exchange Commission on December 4, 2007. All such services were pre-approved by the Audit Committee.

(2)
Audit-Related Fees:    represents the aggregate fees billed or to be billed for assurance and related services that are traditionally performed by the independent registered public accounting firm. These services include due diligence related to mergers and acquisitions, attest services that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards. For the years ended December 31, 2007, and 2006, audit related fees included consultation services related to the amendment to our agreement to acquire our European distributor Conceptus SAS. For the year ended December 31, 2007 audit related fees also included services related to consultation concerning financial accounting and reporting standards and the review of our convertible debt offering completed in February 2007.

(3)
All Other Fees:    represents our user fees related to an online software tool provided by our independent registered public accounting firm.

Pre-Approval Policies

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may elect to delegate pre-approval authority to one or more designated Audit Committee members in accordance with its charter. Audit Committee approval is required to exceed the budgeted amount for a particular service. The Audit Committee considers whether such audit or non-audit services are consistent with the Commission's rules on auditor independence.

        Submitted on April 29, 2008 by the members of the Audit Committee of the Company's Board of Directors.

Tom Bonadio, Audit Committee Chair Michael Baker, Audit Committee Member Robert Toni, Audit Committee Member

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Company's Common Stock as of February 29, 2008 as to (i) each person who is known to the Company to beneficially own more than five percent of the Company's common stock, (ii) each nominee for the Company's Board of Directors, (iii) each of the Company's remaining directors, (iv) each of the executive officers named in the Executive Compensation Table on page 42, and (v) all directors and executive officers as a group. The address of each director and officer is c/o Conceptus, Inc., 331 East Evelyn Avenue, Mountain View, California 94041.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)
	Number	Percent(2)
Federated Investors, Inc.(3) Voting Shares Irrevocable Trust John F. Donahue Rhodora J. Donahue J. Christopher Donahue 1001 Liberty Avenue Pittsburgh, PA 15222-3779	5,618,591	18.71%
Massachusetts Financial Services Company 500 Boylston Street Boston, MA 02116	3,339,760	11.12%
T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, Maryland 21202	3,203,200	10.67%
FMR LLC 82 Devonshire Street Boston, MA 02109	2,943,776	9.80%
Copper Rock Capital Partners, LLC 200 Claredon Street, 51st Floor Boston, MA 02116	2,609,337	8.69%
Vantagepoint Venture Partners 1001-1003 Bayhill Drive, Suite 300 San Bruno, CA 94066	2,488,890	8.29%
PRIMECAP Management Company 222 South Lake Ave., #400 Pasadena, CA 91101	1,531,450	5.10%
Mark Sieczkarek	898,508	2.91%
Kathryn Tunstall	316,505	1.05%
Gregory Lichtwardt	260,451	*
Ulric Cote III	225,540	*
Robert Toni	134,753	*
Peter Wilson	102,941	*
Tom Bonadio	94,086	*
Michael Baker	79,586	*
Annette Bianchi	38,919	*
Darrin Uecker	28,645	*
Lisa Pohmajevich	20,277	*
All directors and officers as a group (11 persons)	2,200,211	6.91%

*
Less than 1%.

(1)
Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock indicated as beneficially owned by them.

(2)
Percentage of ownership is based on 30,025,020 shares of Common Stock outstanding on February 29, 2008. The number of shares of Common Stock beneficially owned includes the shares issuable pursuant to equity awards that are exercisable within 60 days of February 29, 2008. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(3)
Federated Investors, Inc. (the "Parent") is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the "Investment Advisers"), which act as investment advisers to registered investment companies and separate accounts that own shares of common stock in Conceptus, Inc. (the "Reported Securities"). The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated Investors, Inc., the Parent. All of the Parent's outstanding voting stock is held in the Voting Shares Irrevocable Trust (the "Trust") for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the "Trustees"). The Trustees have collective voting control that they exercise over the Parent. In accordance with Rule 13d-4 under the Securities Act of 1934, as amended, the Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the Reported Securities.

(4)
These securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. (which owns 1,493,096 shares, representing 5% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

        The following table sets forth the beneficial ownership of shares for all directors and officers as a group:

	Beneficial Ownership of Common Stock As Of February 29, 2008
Name	Common Shares Owned		Restricted Shares (c)		Phantom Stock	Restricted Stock Units Vesting w/in 60 days	Options Exercisable w/in 60 days		Total	Percentages
Michael Baker	6,338		2,332		—	—	70,916		79,586	*
Tom Bonadio	10,837		2,833		—	—	80,416		94,086	*
Robert Toni	54,337		2,833		—	—	77,583		134,753	*
Peter Wilson	14,337	(e)	2,833		2,521	—	83,250		102,941	*
Annette Bianchi	5,281	(b)	3,889	(b)	—	—	29,749	(b)	38,919	*
Kathryn Tunstall	138,648		2,666		—	5,000	170,191		316,505	1.05%
Mark Sieczkarek	74,902	(a)	—		—	13,400	810,206		898,508	2.91%
Gregory Lichtwardt	21,845		—		—	2,691	235,915		260,451	*
Ulric Cote III	17,968		—		—	3,429	204,143		225,540	*
Darrin Uecker	—				—	—	28,645		28,645	*
Lisa Pohmajevich	20,277	(d)	—		—	—	—		20,277	*
All directors and officers as a group
(11 persons)	364,770		17,386		2,521	24,520	1,791,014		2,200,211	6.91%
Total shares as of 02/29/08	30,025,020

(a)
Includes 7,500 shares for which voting and investment power are shared.

(b)
Vantage Point Venture Partners has sole voting and investment power over these shares.

(c)
Represent all unvested shares of restricted stock awards.

(d)
Ms. Pohmajevich resigned from the Company in November 2007.

(e)
Includes 1,000 shares for which voting and investment power are shared.

EXECUTIVE OFFICERS OF THE COMPANY

        Our executive officers and their age as of March 15, 2008 are as follows:

Name	Age	Position
Mark M. Sieczkarek	53	President, Chief Executive Officer and Director
Gregory E. Lichtwardt	53	Executive Vice President, Treasurer and Chief Financial Officer
Ulric Cote, III	40	Executive Vice President of Sales
Darrin Uecker	42	Executive Vice President Research and Development,
		Clinical Research, Regulatory Affairs and Operations

        See "Proposal No. 1—Election of Directors—Directors whose terms do not expire this year (Class I Directors)" above for a brief description of the educational background and business experience of Mr. Sieczkarek.

        Mr. Lichtwardt joined Conceptus as Executive Vice President, Treasurer and Chief Financial Officer in November 2003. From 2000 to 2002, he was Executive Vice President, Finance, Chief Financial Officer and Corporate Secretary of Innoventry, Inc., a financial services company. From 1993 to 2000, Mr. Lichtwardt was Vice President, Finance, Chief Financial Officer and Treasurer of Ocular Sciences, Inc., a worldwide developer and marketer of soft contact lenses. Prior to his employment with Ocular Sciences, Mr. Lichtwardt, from 1989 to 1993, held senior management positions in various divisions of Allergan Inc. In addition to these positions, Mr. Lichtwardt has held various financial positions at AST Research, Inc. and at divisions of American Hospital Supply Corporation. He holds a B.B.A. degree from the University of Michigan and M.B.A. degree from Michigan State University.

        Mr. Cote joined Conceptus as Executive Vice President, Sales in April 2004. From 2003 to 2004, Mr. Cote was Senior Director of Sales, Gynecology Division at American Medical Systems. From 2000 to 2001, he served as President and Chief Executive Officer of Collagenesis, a developer and marketer of products derived from reengineered and processed human tissue. Prior to Collagenesis, Mr. Cote was Director of Sales and Marketing for Influence, a medical company developing a treatment for incontinence, from 1996 to 2000 and held various sales positions at Indigo Medical and Osbon Medical Systems, from 1990 to 1996. He holds a B.S. degree in Business Administration from California State University at Sacramento.

        Mr. Uecker joined Conceptus in April 2007 as Executive Vice President, Research and Development, Clinical Research, Regulatory Affairs and Operations. From 2004 to 2007, Mr. Uecker was Chief Technology Officer of RITA Medical Systems. From 2001 to 2003, he served as Chief Technology Officer of Computer Motion, Inc, a robotic system manufacturer, which was acquired by Intuitive Surgical in June 2003. His background includes extensive experience in product development, R&D, operations and business development in a variety of medical device markets. He is a named inventor on 43 US patents and has led the development and launch of more than a dozen medical devices in his career. He received a Bachelor and Master's degree in Electrical and Computer Engineering from the University of California at Santa Barbara.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy, Principles and Policies

        One of the Company's principle goals is to maximize the enterprise value over time. Therefore, the focus of the Compensation Committee and the Company's executive compensation program is to ensure that an appropriate relationship exists between executive pay and the creation of long-term enterprise value, while at the same time enabling the Company to attract, retain, reward and motivate high caliber employees. Our objective is to provide a total compensation program that establishes base salaries in a competitive range, bonus opportunities that reward above-average performance and stock-based incentive programs designed to achieve long-term corporate financial goals and build executive stock ownership.

        In establishing compensation for the named executive officers (the "NEOs") the following are the Compensation Committee's objectives:

  •
  All components of compensation should be set competitively as compared against appropriate peer companies so that the Company can continue to attract, retain, reward and motivate high performing executive talent;

  •
  Ensure senior officer compensation is aligned with the Company's corporate strategies, business objectives and the long-term interests of the Company's stockholders;

  •
  Increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

  •
  Enhance the officers' incentive to increase the Company's long term value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in the Company through stock ownership.

        We do not maintain a SERP or other form of deferred compensation plan for our NEOs. Furthermore, our 2001 Equity Incentive Plan and 2002 Non-Qualified Plan prohibit "repricing" or "exchanging" options, absent approval of the Company's stockholders.

        The Compensation Committee reviews all components of the NEOs' compensation, including annual base salary, bonuses based on corporate and individual performance, and equity and long-term incentive compensation, including grants of restricted stock, restricted stock units, stock appreciation rights and stock options, accumulated realized and unrealized stock option and restricted stock gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the actual and projected payouts obligations under several potential severance and change-in-control scenarios. The Compensation Committee also reviews the components of compensation for all other executive officers, as well as senior-level managerial and technical employees. In addition, from time to time, the Compensation Committee may hire compensation and benefits consultants to assist in developing and reviewing overall executive compensation strategies. The Compensation Committee also receives input from the CEO regarding the compensation of all executives other than himself.

Other Factors Affecting Compensation

        In establishing total compensation for the NEOs, the Compensation Committee considers the tax effect for such officers on grants and determines an equity structure that is most likely to be tax favorable to the Company and our NEOs. The Compensation Committee continually evaluates the Company's executive compensation policies and programs with regard to, among other things, market competitive practices, accounting and economic costs, the incentive and motivational value of various compensation vehicles, accumulated equity holdings and past earnings for each NEO, Company performance, and the need to retain key talent.

Compensation Components

        Our executive compensation program is designed to attract executives with the requisite skills necessary to support our strategic objectives, to reward executives for the achievement of near-term and long-term objectives, and to retain executives by aligning compensation with the longer-term creation of stockholder value, by developing a sustainable business with consistent performance.

        The Company's compensation program is comprised of the following components for the NEOs:

  •
  Base Salaries

  •
  Annual Incentive Bonus

  •
  Long Term Equity Incentives

  •
  Employment Agreements providing for severance and change in control benefits

  •
  Certain fringe benefits as well as 401(k) plan, health and welfare plan benefits

        The Compensation Committee believes that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the overall objectives of our compensation program.

Consultants and Advisors

        The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee engaged Watson Wyatt & Company ("Watson") as its independent outside compensation consultant in 2007. Watson provided the Compensation Committee with objective and expert analysis, including advice and information with respect to CEO and other executive compensation.

        Watson maintains no other direct or indirect business relationships with the Company. All executive compensation services provided by Watson are conducted under the direction or authority of the Compensation Committee and all work performed by Watson must be pre-approved by the Chair of the Compensation Committee.

        Watson also advises the Nominating and Governance Committee with respect to director compensation.

        As requested by the Compensation Committee, in 2007, Watson's services to the Compensation Committee included:

  (1)
  preparing comparative analyses of executive compensation levels and elements at peer group companies;

  (2)
  evaluating our cash incentive plans and our long-term incentive programs;

  (3)
  reviewing and advising the Compensation Committee with respect to the CEO's pre-existing employment contract with the Company; and

  (4)
  reviewing compensation analyses for each of the NEOs, including the CEO, for use by the Compensation Committee in making decisions regarding executive compensation for 2007.

        In 2007, we paid Watson approximately $58,000 for services to both the Compensation Committee and the Nominating and Governance Committee. Watson did not provide any consulting services to management. Other consultants that were retained by management did not have any role in determining or recommending the amount or form of executive or director compensation.

Target Compensation Philosophy

        The Compensation Committee analyzes and considers relevant survey data when setting potential executive compensation target ranges for base salaries, annual incentive bonus and long term equity incentives to ensure the Company's ability to recruit and retain high caliber talent. In assessing market competitiveness of total executive compensation packages, the compensation of our NEOs is reviewed against executive compensation survey data for two designated study groups of medical technology companies (the "peer group" and the "geographic group"). For 2007, The "peer group" consists of 22 medical technology companies. The "geographic group" consists of approximately 36 medical technology companies located in California and Massachusetts that have market capitalization ranging from $300 million to $1.5 billion. The Compensation Committee selected these companies because they:

  •
  are similar to the Company in terms of their size (for example, revenue and market capitalization), industry and global presence;

  •
  have executive officer positions that are comparable in terms of breadth, complexity and scope of responsibilities; and

  •
  are located in comparable markets.

        For 2007, the list of comparison companies that comprised the "peer group" was:

Abaxis Corp	Nuvasive
Abiomed, Inc.	Nxstage Medical
AngioDynamics	Orasure Technologies
Arthrocare Corp.	Quidel Corp.
Cepheid	Sonosite Corp
Cutera Inc.	Spectranetics
Digene Corp.	Thoratec Corporation
EV3	Vital Signs
Foxhollow Technologies	Volcano Corp.
Luminex	Wright Medical Group
Micrus Endovascular	Zoll Medical

        For 2007, the list of comparison companies that comprised the "geographic group" was:

Abaxis Corp
Abiomed, Inc
Advanced Medical Optics, Inc
Align Technology, Inc
Alliance Imaging, Inc
American Science & Engineering, Inc
Analogic Corp
Bruker Biosciences Corp
Cepheid
Cholestech Corp
Conor Medsystems, Inc
DJO, Inc
Foxhollow Technologies I Flow Corp
Intralase Corp
Iris International, Inc
Laserscope
Mentor Corp
Micro Therapeutics, Inc	Micrus Endovascular Corp
Molecular Devices Corp
Natus Medical, Inc
Nektar Therapeutics
Nuvavisive, Inc
Nxstage Medical, Inc
Ocular Sciences, Inc
Polymedica Corp
Quidel Corp
Rigel Pharmaceuticals, Inc
Sola International, Inc
Therasense, Inc
Thoratec Corp
Visx, Inc
Vivus, Inc
Volcano Corp
Zoll Medical Corp

        The Compensation Committee analyzes each component of executive compensation, including base salaries, annual incentive bonus and long term equity incentives, in both the peer and geographic groups focusing on the range between the mean percentile and the 75th percentile. To establish a competitive advantage in attracting and retaining key executive officers and to emphasize the Compensation Committee's objectives, the Compensation Committee strives to set potential ranges for each compensation component that are competitive with the both groups.

        To remain consistent from year to year, we currently intend to use our peer and geographic groups as part of our annual marketplace analysis. The specific companies included in each group may change based on their size, relevance or other pertinent factors.

Base Salaries

        The Compensation Committee of the Board of Directors evaluates the performance of the President and Chief Executive Officer and makes salary recommendations to the Board of Directors for all executive officers. Executive salaries are determined based on the data from our peer and geographic groups, on evaluation of each officer's individual performance throughout the year, level of responsibility, overall salary structure, budget guidelines and assessment of the Company's financial condition. This approach ensures that our cost structure will allow us to remain competitive in our markets. Salaries paid to the Company's executive officers in fiscal 2007 were within the targeted range. While it is the Compensation Committee's intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including information related to geographic location and individual job responsibilities, it is further the intent of the Compensation Committee to maintain a close relationship between the Company's performance and the base salary component of the Company's executive officers' compensation. No formulaic salary increases are provided to the named executive officers.

        To aid the Compensation Committee in making its determination, the CEO provides recommendations annually to the Compensation Committee regarding the compensation of all NEOs, excluding himself. Each NEO of the Company participates in an annual performance review with the CEO to provide input about his or her contributions to the Company's success for the period being assessed. Each NEO was also evaluated by the other NEOs in fiscal 2007, and the results of these evaluations were provided to the Compensation Committee. After receiving the CEO's input and the results of the NEO evaluations, the overall performance of our NEOs is reviewed annually by the Compensation Committee and the Board of Directors. Actual base pay for each executive officer is determined by the Compensation Committee as a result of this process.

        In determining and approving 2007 base salary increases for our executive officers, the Compensation Committee assessed the following: (1) the individual executive's performance in 2006 versus expectations, (2) the executive's base salary compared to executives in the same or similar positions at companies in our peer and geographic groups and (3) the Company's performance in 2006 versus the financial goals and other strategic objectives established by the Company. The Compensation Committee approved an average base salary increase of 6.3% for our NEOs in 2007. Mr. Sieczkarek and Mr. Lichtwardt received base salary increases of 3.0% and 4.9%, respectively reflecting normal cost of living adjustments. Mr. Cote received a base salary increase of 14.2% consistent with his promotion from vice president to executive vice president.

Annual Incentive Bonus

        The Company structures its annual incentive bonus program to reward its NEOs based on the Company's fiscal year performance and the individual executive's contribution to that performance. All NEOs are eligible to earn an annual incentive bonus which is a predetermined percentage of their base salary, which we refer to as their "target bonus". Each year, after the Company's annual financial planning process, the Board of Directors establishes the financial objectives that need to be achieved by the Company for the executive officers to earn an incentive bonus. These targets vary from year to year, depending on the Company's business goals, and usually have both a minimum (threshold) achievement level as well as multipliers for overachievement. In determining the compensation awarded to each executive officer based on performance, the Board evaluates the Company's performance in relation to the approved financial objectives and individual executive's performance for the year; hence, bonuses paid during the first quarter of fiscal year 2008 were based on performance during the fiscal year 2007. In addition, the Company's annual incentive bonus program provides for the payment of bonuses in cash and in the form of restricted stock units shortly after completion of the fiscal year.

        Under the annual incentive bonus program, in 2007, the CEO and other NEOs were eligible to receive incentive bonuses dependent on achievement of specific Board-approved financial objectives based on target revenue and earnings before interest, depreciation, amortization and stock-based compensation, and objectives tied to individual NEO performance. No bonuses are paid under the annual incentive bonus program if the minimum amount of earnings before interest, depreciation, amortization and stock-based compensation are not achieved. The Compensation Committee set financial objectives for 2007 at what it believed were aggressive levels so as to require substantial effort and commitment by the NEOs to obtain.

        Our CEO recommends and our Compensation Committee approves the individual performance objectives for each of our NEOs except the CEO. The CEO's individual performance objectives are set by the Compensation Committee and approved by the Board. Each of our NEOs was eligible for the following bonus, as a percentage of his or her base salary, for 2007, based upon achievement of the Company's financial goals.

        The CEO was eligible for a bonus between 80% and 120% of his base salary, and such bonus would have been payable 75% in cash and 25% in restricted stock units which have a 6 month vesting period. The CEO's stock compensation component of his compensation was mainly negotiated to preserve the Company's cash balances while at the same time increasing his equity ownership in the Company. Bonuses under the annual incentive bonus program for the executive vice presidents were between 48% and 72% of base salary, and bonuses under the annual incentive bonus program for our other named NEO was between 36% and 54% of base salary. Mr. Uecker was promoted to executive vice president in 2008 and therefore was subject to the lower bonus percentages in 2007. Bonuses for up to 100% achievement for these NEO's were to be paid in cash. Overachievement of objectives, above 100%, were to be paid in shares of restricted stock units for all NEOs, which restricted stock units would vest over a period of six months.

        The annual incentive bonus awarded to an executive officer, other than the CEO, may be increased or decreased at the recommendation of the CEO, subject to Board approval, as a result of the individual's performance and/or contribution to Company achievement of financial objectives. The annual incentive bonus award to the CEO may be increased or decreased at the sole discretion of the Board. Each executive's performance, including the CEO, is evaluated against specific financial goals prior to payment of bonus, and the final bonus payment may be adjusted relative to the achievement of those goals. The performance criteria in the annual incentive bonus program may be adjusted by the Board to account for unusual events, such as extraordinary transactions, asset dispositions and purchases, and merger and acquisitions if, and to the extent, the Board considers the effect of such events material to the Company's performance.

        The Compensation Committee believes the cash portion of the annual incentive bonus provides the necessary incentives to retain, reward and motivate the executive officers for short-term strong Company performance. Also, the Compensation Committee feels the portion payable in the form of restricted stock units to our Chief Executive Officer and for all other NEOs works to retain, motivate and reward short- and long-term performance in addition.

        Because the threshold earnings before interest, depreciation, amortization and stock-based compensation was not achieved, no bonuses were earned under the annual incentive bonus program for 2007.

Long-Term Equity Incentives

        The Company believes that stock-based performance compensation is essential to aligning the interests of management and the stockholders in enhancing the long-term value of the Company's equity. The Company's 2001 Equity Incentive Plan and 2002 Non-Qualified Stock Option Plan provide for the issuance to the Company's officers and employees of shares of the Company's common stock in the form of restricted stock, stock options, stock appreciation rights and restricted stock units. These awards typically vest over three to five years. These awards are granted to the Company's officers and other employees both to build the value of the Company, and to retain key individuals.

        In the first quarter of fiscal 2008 the Board of Directors granted to all NEOs stock appreciation rights with respect to 368,522 shares of common stock, subject to the Company's normal vesting schedule of four years with monthly vesting after six months. These awards were based on the Compensation Committee's assessment of: (1) the individual executive's performance in 2007, (2) the Company's financial performance versus specified financial targets, (3) the Company's attainment of non-financial strategic objectives and, (4) the competitive practices reflected in the survey data in our peer and geographic groups.

        With the exception of these grants the Company's executive officers did not receive any other grants for performance related to fiscal year 2007. Generally, the Compensation Committee believes that granting equity awards in the form of stock options or stock appreciation rights can be an effective tool for meeting the Company's compensation goal of increasing long-term stockholder value by tying the value of the stock to the Company's performance in the future. Recipients are able to profit from stock options or stock appreciation rights only if the Company's stock price increases in value over the stock option's exercise price or the price of the stock appreciation right. The recipients of such awards do not benefit if the price declines. The Board of Directors granted the executive officers stock appreciation rights because they are more efficient with respect to the use of our equity plan share reserves because fewer shares are needed to be issued to provide a retention and incentive value similar to stock options. Stock appreciation rights therefore are efficient tools in retaining and motivating employees, while also serving as an incentive to increase the value of the Company's stock.

Termination-Based Compensation

        Our compensation Committee provides our executives with termination protection when it determines that such protection is necessary to attract or retain an executive and to promote internal equity among executives with the same level of responsibility and authority within our company.

        In connection with certain terminations of employment, our executive officers may be entitled to receive certain severance payments and benefits pursuant to their respective employment agreements and change of control agreements, described in the section entitled "Employment Contracts, Termination of Employment and Change of Control Arrangements" for a detailed description of the material terms of these agreements.

        On December 13, 2007, in order to retain her services as the Company's Chairman of the Board, the Company entered into an Amended and Restated Change of Control Agreement with Ms. Tunstall. This agreement amends and restates the change of control agreement between the Company and Ms. Tunstall, dated May 13, 1997. She was offered certain severance payments if her employment is involuntary terminated within two years after a change of control transaction, including salary payments, health benefits and certain other placement services, as described under the section entitled "Employment Contracts, Termination of Employment and Change of Control Arrangements." The Company believed the Amended and Restated Change of Control Agreement was necessary in order to retain her services and that the size of the severance package is appropriate for an executive of her caliber and for a company of our size. The Amended and Restated Change of Control Agreement was also modified to better reflect her position as Chairman of the Board as the previous agreement was entered into to induce Ms. Tunstall to leave her former employer.

        In order to recruit Mr. Sieczkarek to the Company, he and the Company entered into an employment agreement which offered him a signing bonus and a certain initial salary, and offered him certain stock options, subject to the approval of the Board of Directors. The Company believes that this agreement was necessary in order to induce Mr. Sieczkarek to leave his former employer and that the size of the total compensation package was appropriate for an executive of his caliber and for a company of our size. Furthermore the Company and Mr. Sieczkarek entered into an agreement providing for certain severance payments if his employment is involuntarily terminated within two years following a change of control transaction, including salary and bonus payments, health benefits, certain other placement services, and the acceleration of his options as described under the section entitled "Employment Contracts, Termination of Employment and Change of Control Arrangements." The Company believes that this agreement remains necessary in order to retain Mr. Sieczkarek services and that the size of the severance package is appropriate for an executive of his caliber and for a company of our size.

        In order to retain the services of each of Mr. Lichtwardt, Mr. Cote and Mr. Uecker, the Company entered into an agreement with each such NEO which provides for certain severance payments if his employment is involuntarily terminated within two years following a change-in-control transaction, including salary and bonus payments, health benefits, certain other placement services, and the acceleration of all of his options as described under the section entitled "Employment Contracts, Termination of Employment and Change of Control Arrangements." The Company believes that this agreement remains necessary in order to retain each of Mr. Lichtwardt, Mr. Cote and Mr. Uecker and that the size of each of their severance packages is appropriate for an executive of his caliber and for a company of our size.

        In order to retain Ms. Pohmajevich, the Company entered an agreement which provided for certain severance payments if her employment is involuntary terminated within two years following of a change-in-control transaction, including salary and bonus payments, health benefits, certain other placement services, and the acceleration of some of her options as described under the section entitled "Employment Contracts, Termination of Employment and Change of Control Arrangements." On November 9, 2007, the Company entered into a Letter Agreement and Release of Claims with Ms. Pohmajevich (the "Separation Agreement"). Under the terms of the Separation Agreement, Ms. Pohmajevich agreed to serve for six months immediately following her resignation as a consultant to the Company, providing marketing consulting services at a rate of approximately $18,000 per month, plus reimbursement of reasonable expenses consistent with the Company's reimbursement policy for employees. In addition, beginning on May 10, 2008, Ms. Pohmajevich will receive severance payments of approximately $18,000 per month until November 10, 2008, as well as reimbursements for COBRA payments until the earlier of November 10, 2008 or such time as Ms. Pohmajevich obtains health coverage from another source. Ms. Pohmajevich was also eligible to receive 100% of her 2007 target bonus, in the event that bonuses were paid to other executives of the Company, but because no such bonuses were paid to other executives of the Company, Ms. Pohmajevich did not receive any portion of her 2007 target bonus. The Company also agreed to provide outplacement services at a cost not to exceed $15,000. No bonuses were paid to Ms. Pohmajevich in fiscal 2008 under the Separation Agreement. Pursuant to the Separation Agreement, 42,675 of unvested shares underlying her stock option, stock appreciation rights and restricted stock unit awards were accelerated and became immediately vested and exercisable. All of Ms. Pohmajevich's stock options and awards expired 90 days from the date of the Separation Agreement. The Company believes that the Separation Agreement was appropriate for an executive of her caliber and for a company of our size.

Tax Impact on Compensation

        The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which limits the deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for each of the executive officers and the CEO, unless such compensation meets the requirements for the "performance based" exception to the general rule. The cash compensation paid each NEO in 2007 did not exceed $1 million and the cash compensation payable to each of the NEOs, including the CEO in 2008 is also expected to be below $1 million. The Compensation Committee intends to continue seeking a tax deduction for all of our executive compensation, to the extent that the Compenation Committee determines that it is in the best interests of the Company to do so. All of the stock options and stock appreciation rights granted to our NEOs are intended to qualify under Section 162(m) as performance-based compensation, although the income derived from restricted stock units granted to our NEOs generally does not qualify as performance-based compensation under Section 162(m).

Other Elements of Compensation and Perquisites

        Automobile Allowance:    In fiscal 2007, the Company did not provide an automobile allowance to any NEO. During 2006, the Company paid certain NEO's $1,600 in automobile allowance.

        Employee Stock Purchase Plan:    In order to provide employees at all levels with greater incentive to contribute to our success, the Company makes available to all employees, including its executive officers, the opportunity to purchase discounted common stock of the Company under an Employee Stock Purchase Plan, qualified under Section 423 of the Internal Revenue Code. A description of the material terms of the plan are provided in Proposal 3 above.

        Retirement Benefits:    In order to provide employees at all levels with greater incentive, the Company makes available to all employees, including its executive officers, the opportunity to make contributions to the Company's retirement savings plan ("401K Plan"), under which employees may elect to defer up to 15% of their total compensation, not to exceed the amount allowed by applicable Internal Revenue Service regulations.

        Health plan, Disability and Insurance Benefits:    The Company makes available health plans, disability and insurance benefits to all employees, including to its executive officers. The cost of the health plans is comprised of employee's deductions, as well as a cost for the Company. Disability and insurance benefits are paid by the Company for all employees.

EXECUTIVE COMPENSATION EARNED IN 2007
2007 SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation earned in 2007 by the Company's Chief Executive Officer, Chief Financial Officer and the three other most highly paid executive officers who earned in excess of $100,000 during the fiscal year ended December 31, 2007 (the "Named Executive Officers").

Bonus
All Other Annual Compensation (3)
Name and Principal Position	Earned in Year	Salary($)	Cash		Restricted Stock Units($)(2)		Restricted Stock Units	Option Awards(1)	Stock Awards(2)		Total
Mark Sieczkarek President and CEO	2007 2006	$452,972 440,000	$	— 330,000	$	— 242,000	— 13,400	$1,379,698 1,189,372	$145,956 313,845	$4,584 2,673	$1,983,210 2,531,290
Gregory Lichtwardt EVP. Treasurer and CFO	2007 2006	283,131 270,000		— 162,000		— 48,600	— 2,691	497,086 449,109	36,105 112,319	1,242 1,242	817,564 1,045,961
Ulric Cote III EVP of Sales	2007 2006	270,027 236,500		— 106,425		— 31,928	— 1,768	420,920 292,291	76,432 159,671	3,790 486	771,169 829,069
Lisa Pohmajevich(4) VP of Marketing	2007 2006	210,000 209,712		— 94,500		— 28,350	— 1,570	370,595 173,419	29,595 100,988	28,088 2,042	638,278 610,581
Darrin Uecker EVP of R&D, Clinical Research, Regulatory Affairs and Operations	2007 2006	155,077 —		— —		— —	— —	157,382 —	— —	2,872 —	315,331 —

(1)
The amounts included in the "Option Awards" column represent the compensation cost we recognized in 2007 and 2006 related to all outstanding stock option and stock appreciation rights awards, as described in Statement of Financial Accounting Standards No. 123(R), but excluding any estimate of future forfeitures. For a discussion of the valuation assumptions, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(2)
The amounts included in the "Stock Awards" column represent the compensation cost we recognized in 2007 and 2006 related to all outstanding restricted stock unit awards, as described in Statement of Financial Accounting Standards No. 123(R), but excluding any estimate of future forfeitures. For a discussion of the valuation assumptions, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)
Amounts represent premiums paid by the Company for group term life insurance and employer's contributions to health plans.

(4)
Ms. Pohmajevich resigned from the Company in November 2007 and these amounts do not include $27,026 paid under her consulting agreement in connection with her resignation.

GRANTS OF PLAN-BASED AWARDS DURING 2007

        The following table shows all plan-based awards granted to the NEOs in fiscal 2007.

		Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards (2)							Grant Date Fair Value of Stock an Option Awards (1)($)
Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold $	Target $	Maximum $	Threshold $	Target $	Maximum $	All other stock awards: number of shares of Stock or Units #shares	All other options awards: number of securities underlying options #shares
Mark Sieczkarek	04/24/07 03/02/07 03/02/07	271,783 — —	339,729 — —	634,161 — —	90,574 — —	113,243 — —	135,892 — —	- 13,400 —	— — 100,000	$	— — 18.06	— 185,312 794,420
Gregory Lichtwardt	04/24/07 03/02/07 03/02/07	135,903 — —	169,879 — —	169,879 — —	— — —	— — —	33,976 — —	— 2,691 —	— 48,000	$	— — 18.06	— 37,214 381,322
Ulric Cote III	04/24/07 03/02/07 03/02/07	97,210 — —	121,512 — —	121,512 — —	— — —	— —	24,302 — —	— 3,429 —	— 73,000	$	— — 18.06	— 47,421 579,927
Lisa Pohmajevich	04/24/07 03/02/07 03/02/07	77,835 — —	97,293 — —	97,293 — —	— — —	— — —	19,459 — —	— 1,570 —	— — 24,000	$	— — 18.06	— 28,354 190,660
Darrin Uecker	05/10/07 05/10/07 05/10/07	55,627 — —	69,534 — —	69,534 — —	— — —	— — —	13,907 — —	— — —	— — 125,000	$	— — 18.41	— — 978,450

(1)
The amounts included in the "Grant Date Fair Value of Stock and Option Awards" column represent the amount we calculated in 2007 related to all outstanding stock option and stock appreciation rights awards, as described in Statement of Financial Accounting Standards No. 123(R), but excluding any estimate of future forfeitures. For a discussion of the valuation assumptions, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(2)
The number of shares subject to the estimated future payments under equity incentive plan awards is determined using our closing stock price on the date the bonus is awarded.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

        The following table provides certain information with respect to unexercised options, stock that has not vested and equity incentive plans for the Named Executive Officers in the fiscal year ended December 31, 2007.

							Stock Awards
	Option Awards
								Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights that have Not Vested
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(2)	Option Exercise Price		Option Expiration Date	Grant Date			Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested(1)
Mark Sieczkarek	04/17/03 11/30/04 02/10/06 03/02/07	588,000 77,083 57,291 18,750	42,000 22,917 67,709 81,250	$ $ $ $	9.95 8.94 14.76 18.06	04/17/13 11/30/14 02/10/16 03/02/17	03/02/07	13,400	(3)		$257,816

Total:		741,124	213,876					13,400

Gregory Lichtwardt	11/17/03 11/30/04 02/10/06 03/02/07	150,000 46,250 18,333 9,000	— 13,750 21,667 39,000	$ $ $ $	13.11 8.94 14.76 18.06	11/17/13 11/30/14 02/10/16 03/02/17	12/12/06 03/02/07	36,000 2,691	(4) (3)	$ $	692,640 51,775

Total:		223,583	74,417					38,691

Ulric Cote III	04/05/04 11/30/04 02/10/06 03/02/07	114,583 38,541 18,333 13,687	10,417 11,459 21,667 59,313	$ $ $ $	12.74 8.94 14.76 18.06	04/05/14 11/30/14 02/10/16 03/02/17	03/02/07	3,429	(3)		$65,974

Total:		185,144	102,856					3,429

Lisa Pohmajevich	02/04/02 05/06/03 02/24/04 11/30/04 02/10/06 03/02/07	30,000 6,000 10,000 62,707 17,186 10,000	— — — — — —	$ $ $ $ $ $	19.57 9.44 9.07 8.94 14.76 18.06	02/07/08 02/07/08 02/07/08 02/07/08 02/07/08 02/07/08

Total:		135,893	—

Darrin Uecker	05/10/07	18,229	106,771		$18.41	05/10/17

Total:		18,229	106,771

(1)
The dollar value of these awards are calculated by multiplying the number of shares or units by the closing price of our common stock on December 31, 2007, $19.24, the last trading day of fiscal 2007.

(2)
The table below shows the vesting schedule for all unexercisable options as of December 31, 2007. All options vest in equal installments on each monthly anniversary of the grant date over a period of 4 years.

(3)
The amounts shown are restricted stock units that have not vested by December 31, 2007.

(4)
The amount shown reflects restricted stock units that have vested but are deferred and not released.

		Vesting Schedule for Unexercisable Options
Name
	Grant Date	2008	2009	2010	2011
Mark Sieczkarek	04/17/03 11/30/04 02/10/06 03/02/07	42,000 22,917 31,250 25,000	— — 31,249 25,000	— — 5,210 25,000	— — 6,250

Gregory Lichtwardt	11/30/04 02/10/06 03/02/07	13,750 10,000 12,000	— 10,000 12,000	— 1,667 12,000	— — 3,000

Ulric Cote III	04/05/04 11/30/04 02/10/06 03/02/07	10,417 11,459 10,000 18,250	— — 10,000 18,250	— — 1,667 18,250	— — — 4,563

Darrin Uecker	05/10/07	31,250	31,250	31,250	13,021

STOCK OPTION EXERCISES AND STOCK AWARDS VESTED IN 2007

        The following table shows all stock options exercised and the value realized upon exercise and all stock awards that vested and the value realized upon vesting by the Named Executive Officers during the fiscal year ended December 31, 2007.

Stock Options(1)
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)
Mark Sieczkarek	—	—
Gregory Lichtwardt	—	—
Ulric Cote III	—	—
Lisa Pohmajevich	45,000	$512,270
Darrin Uecker	—	—

(1)
Value realized on exercise is the difference between the option exercise price and the sale price of the underlying shares multiplied by the number of shares covered by the option.

Policies and Procedures with Respect to Related Party Transactions

        The Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the Board of Director's preference to avoid related party transactions.

        The Charter of the Audit Committee requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions. Under the Company's Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. The Company's Corporate Governance Guidelines require a director to promptly disclose to the Chairman of the Board of Directors and to the Lead Director any potential or actual conflict of interest involving him or her. Under the Guidelines, the Board of Directors will determine an appropriate resolution on a case-by-case basis. All directors must excuse themselves from any discussion or decision affecting their personal, business or professional interests.

        All related party transactions shall be disclosed in the Company's applicable filings with the Securities and Exchange Commission as required under SEC rules.

Employment Contracts, Termination of Employment and Change of Control Arrangements

        In April 2003, the Company entered into an employment agreement with Mark Sieczkarek, its President and Chief Executive Officer, which agreement was amended in July 2003 and amended and restated in its entirety in August 2004. The amended and restated agreement has a term of three years and is automatically renewable for one year periods unless otherwise terminated.

  •
  Salary and Performance Bonuses:  Pursuant to the amended and restated agreement, Mr. Sieczkarek will receive an annual base salary of at least $408,000 and an annual target bonus of up to 100% of base salary, 75% of which will be cash and 25% of which will be an equity component, which may include stock options and restricted stock. In addition to his target bonus, Mr. Sieczkarek will be eligible for an additional incentive bonus of up to an additional 50% of his base salary in the event the Company's performance is above the performance objectives set by the Board of Directors.

  •
  Stock Options:  Pursuant to the April 2003 agreement, Mr. Sieczkarek was granted options to purchase 630,000 shares of Common Stock, which vests over five years.

  •
  Acceleration Upon Change-in-Control:  In the event of certain change-in-control transactions, each option and restricted stock held by Mr. Sieczkarek will become fully vested. In addition, the time during which Mr. Sieczkarek may exercise such options will be extended to a total of 12 months from the date of the change-in-control.

  •
  Involuntary Termination following a Change-in-Control:  In the event of an involuntary termination within two years after a change-in-control transaction, the agreement provides that Mr. Sieczkarek will receive (i) his base salary paid according to the Company's standard payroll procedure for a period of 36 months from the date of termination; (ii) either (a) if his termination takes place before April 16, 2006, an amount equal to 100% of the "target bonus" he would have received for the fiscal year in which the termination occurs multiplied by three, or (b) if his termination occurs after April 16, 2006, an amount equal to 50% of the Executive's Base Salary for the fiscal year in which the termination occurs multiplied by three; (iii) reimbursement of health insurance premiums, up to $650 per month, for a period up to 36 months plus a potential additional lump sum payment of up to $11,700 for medical premiums; and (iv) outplacement services not to exceed a value of $15,000. In addition, during the 36 month period following his termination, the Company shall continue to make available to Mr. Sieczkarek and his spouse and dependents any group health plans, life insurance plans and other benefit plans and programs of the Company on the date of such termination of employment, to the extent permitted by law and subject to the terms and conditions of the relevant plan or program.

  •
  Involuntary Termination:  In the event of an involuntary termination before a change-in-control or two years after the effective date of a change-in-control transaction, Mr. Sieczkarek will receive (i) an amount equal to his then current monthly base salary multiplied by 18, (ii) an amount equal to the cash portion of the annual "target bonus" he would have received for the fiscal year in which the termination occurs multiplied by 150%, the "target bonus" which will be paid assuming the satisfaction of all requisite performance objectives and that the Company pays bonuses at 100% of its budget or plan, (iii) health and life insurance benefits for a period of 18 months, (iv) reimbursement of health insurance premiums, up to $650 per month, for a period of up to 18 months, (v) outplacement services not to exceed $15,000, and (v) acceleration of the vesting schedule of options and restricted stock by 18 months. At the sole discretion of the Board of Directors, salary and target bonus severance payments may be paid in one lump sum or periodically according to the Company's standard payroll procedure in place immediately prior to the termination. At December 31, 2007 the salary and severance payments upon involuntary termination apart from a change of control would equal approximately $1,358,172.

  •
  Signing Bonuses:  Pursuant to the July 2003 agreement, the Company agreed to pay Mr. Sieczkarek a one-time signing bonus of $445,000, which signing bonus was repayable to us, in part, if his employment with us terminated within two years of the date of that agreement. Under the amended and restated agreement entered into in August 2004, the Company agreed to pay Mr. Sieczkarek an additional one-time signing bonus of $50,000 upon his signing of the August 2004 agreement.

  •
  Reimbursement of Expenses:  Pursuant to the amended and restated agreement, the Company agreed to reimburse certain reasonable expenses in accordance with the Company's policies.

        In April 2004, the Company entered into a change-in-control agreement with Mr. Lichtwardt which provides that, in the event of certain change-in-control transactions, each of Mr. Lichtwardt's options and restricted stock will become vested as to 100% of the option shares that have not otherwise vested on the effective date of the change-in-control transaction. In the event of an involuntary termination within two years after the change-in-control transaction, Mr. Lichtwardt will receive (i) salary paid according to our standard payroll procedure for a period of 18 months; (ii) health and life insurance benefits for a period of 18 months; (iii) monthly severance payments equal to 1/12 of the "target bonus" that he would have received for the fiscal year in which his termination occurs, the "target bonus" portion of which will be paid assuming the satisfaction of all requisite performance objectives and that the Company pays bonuses at 100% of its operating plan; (iv) acceleration of all options to become fully vested and immediately exercisable; and (v) outplacement services not to exceed $15,000.

        In December 2007, the Company amended and restated the change-in-control agreement with Ms. Tunstall, which provides that, in the event of certain change-in-control transactions, each option or other equity award for the Company's securities held by Ms. Tunstall shall become fully vested and immediately exercisable. In the event of an involuntary termination within two years after a change-in-control transaction, the agreement provides that Ms. Tunstall will receive (i) her salary paid according to the Company's standard payroll procedure for a period of 18 months; (ii) health and life insurance benefits for a period of 18 months; and (iii) reimbursement for additional health care premiums not already covered by clause (ii) with a total value not to exceed $15,000.

        In April 2008, the Company entered into a new change-in-control agreement with Ulric Cote III, which provides that, in the event of a change-in-control transaction, options and restricted stock held by Mr. Cote shall vest up to 50% of the unvested shares subject thereto on the effective date of the change-in-control transaction. In the event of an involuntary termination within two years after the change-in-control transaction, the agreement provides that Mr. Cote will receive (i) salary paid according to our standard payroll procedure for a period of 12 months; (ii) health and life insurance benefits for a period of 12 months; (iii) monthly severance payments equal to 1/12 of the "target bonus" such officer would have received for the fiscal year in which the termination occurs, the "target bonus" portion of which will be paid assuming the satisfaction of all requisite performance objectives and that the Company pays bonuses at 100% of its operating plan; and (iv) outplacement services not to exceed a value of $15,000. Mr. Cote's previous change-in-control agreement provided for 50% of the unvested shares to vest upon a change in control and 12 months salary instead of 18 months.

        In April 2008, the Company entered into a change-in-control agreement with Mr. Uecker which provides that, in the event of a of certain change-in-control transactions, each of Mr. Uecker's options and restricted stock will become vested as to 100% of the option shares that have not otherwise vested on the effective date of the change-in-control transaction. In the event of an involuntary termination within two years after the change-in-control transaction, Mr. Uecker will receive (i) salary paid according to our standard payroll procedure for a period of 18 months; (ii) health and life insurance benefits for a period of 18 months; (iii) monthly severance payments equal to 1/12 of the "target bonus" such officer would have received for the fiscal year in which the termination occurs, the "target bonus" portion of which will be paid assuming the satisfaction of all requisite performance objectives and that the Company pays bonuses at 100% of its operating plan; (iv) acceleration of all options to become fully vested and immediately exercisable; and (v) outplacement services not to exceed $15,000.

        The Company entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        The following table quantifies the amount that would be payable to our NEOs and to Kathryn Tunstall, a member of the Board of Directors, assuming that the involuntary termination of employment occurred within 24 months of a change in control. The amounts shown assume that the termination was effective as of December 31, 2007, and includes amounts earned through that time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of the executive's separation from the Company after the occurrence of a change in control.

Benefits and Payments Upon Involuntary Termination of Employment within 24 months of a Change in Control	Kathryn Tunstall	Mark Sieczkarek	Gregory Lichtwardt	Ulric Cote III	Darrin Uecker (7)
Salary, Severance payments and Retainers(1)	$225,000	$3,395,430	$679,515	$391,539	$522,000
Health and Life Insurance Benefits(2)	30,346	39,729	17,952	13,207	18,000
Reimbursement of Medical Premiums(3)	15,000	35,100	—	—	—
Outplacement Services(4)	—	15,000	15,000	15,000	15,000
Stock Options—Unvested and Accelerated(5)	61,157	1,025,436	284,713	176,398	88,620
Restricted Stock & Restricted Stock Units—Unvested and Accelerated(6)	147,494	257,816	744,415	263,867	—

Totals	$478,997	$4,768,511	$1,741,595	$860,012	$643,620

(1)
Amounts represent 18 months of retainer for Kathryn Tunstall, 36 months of salary plus severance for Mark Sieczkarek, 18 months of salary plus severance for Gregory Lichtwardt and Darrin Uecker, and 12 months of salary plus severance for Ulric Cote III. Amounts based on salary earned during 2007.

(2)
Amounts represent 18 months of health insurance for Kathryn Tunstall, 36 months of health insurance for Mark Sieczkarek, 18 months of health insurance for Gregory Lichtwardt and Darrin Uecker and 12 months of health insurance for Ulric Cote III. Amounts based on employees' deductions and employer's contributions during 2007.

(3)
Reimbursement of medical premiums to Kathryn Tunstall represent the maximum amount stated in the change-in-control agreement. Reimbursement of medical premiums applicable to Mark Sieczkarek, represents the maximum amount that could be reimbursed by the Company.

(4)
Represents the maximum amount to be paid by the Company for outplacement services.

(5)
The value of the unvested and accelerated stock options and stock appreciation rights is the difference between the value of $19.24 per share, which is the last reported closing price before December 31, 2007, and the exercise price of the option, multiplied by the number of unvested shares as of December 31, 2007.

(6)
The value of the unvested and accelerated restricted stock and restricted stock units is $19.24 per share, the last reported closing price before December 31, 2007. Mr. Uecker was awarded 57,905 stock appreciation rights at $17.74 in March 2008 and these shares are excluded from this calculation because they were awarded after December 31, 2007. Mr. Uecker's March 2008 shares, if included, would amount to an additional $86,858.

(7)
The change of control agreement for Mr. Uecker is not effective until March 13, 2008. The amounts are included as if the change of control agreement was effective on December 31, 2007.

Recoupment of Incentives from Executive Officers

        In April 2007, the Board of Directors adopted a policy wherein the Board of Directors will, to the extent permitted by applicable law, require reimbursement of any bonus or incentive compensation, including stock options, restricted stock, restricted stock units or stock appreciation rights (collectively, "Equity Awards") paid or issued to any Executive Officer after April 15, 2007 where: a) the amount of the bonus or incentive compensation, including Equity Awards, was based upon the achievement of certain financial results that were subsequently reduced due to a restatement, b) in the Board of Directors' view the officer engaged in any fraud or misconduct that caused or partially caused the need for the restatement, and c) the amount of the bonus or incentive compensation, including Equity Awards, paid to the officer would have been lower had it been based upon the restated financial statements. In each such instance, the Company will seek to recover any amounts paid in excess of the amounts that would have been paid, including Equity Awards, based on the restated financial results. In addition, the Board of Directors may dismiss the Executive Officer, authorize legal action for breach of fiduciary duty or take such other action as may fit the circumstances, subject to applicable law. The Board of Directors may, in determining the appropriate course of action, take into account penalties or punishments imposed by third parties, such as law enforcement agencies or regulators.

Equity Grant Practices

        For the fiscal year ended December 31, 2007, the Company's award grants to the NEOs were part of the comprehensive performance and retention compensation packages approved by the Compensation Committee on March 1, 2007 for each NEO. The Company does not have any program, plan or practice to time the grant of equity-based awards to its executive officers in coordination with the release of material non-public information. The Compensation Committee meets monthly to approve these awards and has determined the grant date to be the 10th day of each month. The Compensation Committee believes that setting the grant date at a pre-determined date each month removes any subjectivity in award pricing. All equity grants are made under the Company's 2001 Equity Incentive Plan or the Amended and Restated 2002 Non-Qualified Stock Option Plan, or are stand-alone inducement grants (described below). The per share exercise price of stock options cannot be less than the closing sales price of the Common Stock on The Nasdaq Stock Market on the date of the grant.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2007 for all of the Company's equity compensation plans, including its 1993 Stock Plan, 2001 Equity Incentive Plan, 1995 Employee Stock Purchase Plan, 1995 Directors' Stock Option Plan, 2002 Non-Qualified Stock Option Plan, 2004 and 2007 stand-alone inducement grants and Deferred Fee Plan for Directors:

Name	Number of Securities to be Issued upon Exercise of Outstanding Options, Awards and Stock Appreciation Rights(a)		Weighted Average Exercise Price of Outstanding Options and Stock Appreciation Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans Excluding Securities Reflected in Column(a)
Equity compensation plans approved by security holders	2,678,371	(3)	$13.73	993,105	(1)
Equity compensation plans not approved by security holders (2)	1,507,819		$12.05	101,948

Total	4,186,190		$13.10	1,095,053

(1)
Includes 84,503 shares remaining available for future issuance under our 1995 Employee Stock Purchase Plan.

(2)
Consists of shares issuable under our Amended and Restated 2002 Non-Qualified Stock Option Plan and the stand alone inducement grants for Ulric Cote III, Darrin Uecker and Spencer Roeck, Vice President of International, which does not require the approval of and have not been approved by our stockholders. Please see description of the Amended and Restated 2002 Non-Qualified Stock Option Plan contained in Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. In addition, the Company has adopted a deferred fee plan for its outside directors, pursuant to which such directors may receive an indeterminable amount of shares of the Company's Common Stock.

(3)
Includes 190,556 shares remaining to be issued upon vesting of outstanding restricted stock units, which are not included in the calculation of the Weighted Average Exercise Price of Outstanding Options and Stock Appreciation Rights.

        The following table sets forth detailed information as of March 31, 2008 for all of the Company's equity compensation plans, including its 1993 Stock Plan, 2001 Equity Incentive Plan, 1995 Employee Stock Purchase Plan, 1995 Directors' Stock Option Plan, 2002 Non-Qualified Stock Option Plan, 2004 and 2007 stand-alone inducement grants and Deferred Fee Plan for Directors:

	Full Value Awards (Restricted Stock Units)	Options/SARs	Shares Available for Grant	Weighted Average Exercise Price of Outstanding Options and Stock Appreciation Rights	Weighted Average Grant Date Fair Value of Full Value Awards (Restricted Stock Units)	Weighted Average Remaining Life (Years)
Plans approved by security Holders
1993 Stock Plan		145,772		$3.19		1.38
1995 ESPP Plan		—	84,503	$—		—
1995 Directors		3,000		$19.15		4.16
2001 Equity Plan	140,227	2,803,671	323,773	$15.13	$17.75	7.76
Plans not approved by security Holders
2002 Stock Plan		1,118,434	105,021	$10.64		5.31
Cote Plan		125,000		$12.74		6.01
Roeck Plan		100,000		$19.99		9.53
Uecker Plan		125,000		$18.41		9.11
Sloan Plan		100,000		$16.65		9.94

	140,227	4,520,877	513,297	$13.80		7.02

COMPENSATION COMMITTEE REPORT

        The information contained in this Compensation Committee report shall not be deemed to be "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

        The following is a report of the Compensation Committee describing the compensation policies applicable to the Company's executive officers during the fiscal year ended December 31, 2007. The Compensation Committee is currently comprised of Messrs. Toni and Wilson and Ms. Bianchi, all of whom the Board believes are independent directors.

Compensation Discussion and Analysis

        The Compensation Committee has reviewed and discussed the Company's Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's definitive proxy statement on Schedule 14A for its 2008 Annual Meeting, which is incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, each as filed with the Securities and Exchange Commission.

The Compensation Committee, Robert V. Toni, Chair Peter L. Wilson Annette M. Bianchi

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See the description of Severance and Change of Control Arrangements on page 46.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file with Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities. Reporting Persons are required by the Commission's regulation to furnish to the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, all of the Section 16(a) filing requirements with respect to the fiscal year ended December 31, 2007 have been satisfied. In making this statement, the Company has relied solely upon review of the copies of such reports furnished to the Company.

OTHER MATTERS

        In addition to voting choices specifically marked, and unless otherwise indicated by the stockholder, the proxy card confers discretionary authority on the named proxy holders to vote on any matter that properly comes before the Meeting which is not described in these proxy materials. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for stockholder action at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Michael W. Hall Secretary

Dated: April 29, 2008

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, on file with the Securities and Exchange Commission, excluding certain exhibits, may be obtained without charge by writing to Conceptus, Incorporated, Attention: Investors Relations, 331 East Evelyn Avenue, Mountain View, CA 94041, and at our website: www.conceptus.com.

Appendix A

CONCEPTUS, INC.

TENTH AMENDED AND RESTATED
2001 EQUITY INCENTIVE PLAN

2001 Equity Incentive Plan
Adopted by the Board: March 21, 2001
Approved by Stockholders: May 16, 2001

Amended and Restated Equity Incentive Plan
Adopted by the Board: March 2002
Approved by Stockholders: May 30, 2002

Second Amended and Restated Equity Incentive Plan
Adopted by the Board: April 2003
Approved by Stockholders: June 10, 2003

Third Amended and Restated Equity Incentive Plan
Adopted by the Board: March 2004
Approved by Stockholders: June 1, 2004

Amendment to Third Amended and Restated Equity Incentive Plan
Adopted by the Board: March 2004
Approved by Stockholders: June 1, 2004

Fourth Amended and Restated Equity Incentive Plan
Adopted by the Board: November 30, 2004

Fifth Amended and Restated Equity Incentive Plan
Adopted by the Board: January 5, 2005

Sixth Amended and Restated Equity Incentive Plan
Adopted by the Board: December 16, 2005

Seventh Amended and Restated Equity Incentive Plan
Adopted by the Board: February 10, 2006

Eighth Amended and Restated Equity Incentive Plan
Adopted by the Board: April 2006
Approved by Stockholders: June 7, 2006

Ninth Amended and Restated Equity Incentive Plan
Adopted by the Board: April 12, 2007

Tenth Amended and Restated Equity Incentive Plan
Adopted by the Board: April 28, 2008

A-i

CONCEPTUS, INC.

TENTH AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

        1.    Purposes of the Plan.    The purposes of the Conceptus, Inc. Tenth Amended and Restated 2001 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant. Other Awards may also be granted under the Plan.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Acquisition"  means (i) any consolidation or merger of the Company with or into any other corporation or other entity or person in which the stockholders of the Company prior to such consolidation or merger own less than fifty percent (50%) of the Company's voting power immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company; or (ii) a sale of all or substantially all of the assets of the Company.

          (b)   "Administrator"  means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.

          (c)   "Applicable Laws"  means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

          (d)   "Award"  shall mean an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Dividend Equivalents award, a Stock Payment award, a Stock Purchase Right or a Restricted Stock Unit award granted to an eligible individual under the Plan.

          (e)   "Award Agreement"  means any written agreement, contract, or other instrument or document evidencing an Award.

          (f)    "Board"  means the Board of Directors of the Company.

          (g)   "Code"  means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

          (h)   "Committee"  means a committee appointed by the Board in accordance with Section 4 hereof.

          (i)    "Common Stock"  means the Common Stock of the Company, par value $0.003 per share.

          (j)    "Company"  means Conceptus, Inc., a Delaware corporation.

          (k)   "Consultant"  means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

          (l)    "Director"  means a member of the Board.

          (m)  "Employee"  means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient, by itself, to constitute "employment" by the Company.

          (n)   "Equity Restructuring"  shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or of other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

          (o)   "Exchange Act"  means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.

          (p)   "Fair Market Value"  means, as of any date, the value of a share of Common Stock determined as follows:

              (i)      If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination (or the most recent day on which sales were reported if none were reported on such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)      If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on the day of determination (or the most recent day on which bid and asked prices were reported if none were reported on such date); or

            (iii)      In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (q)   "Full Value Award"  means any Award other than an Option or other Award for which the Holder pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).

          (r)   "Holder"  means a person who has been granted or awarded an Award or who holds Shares acquired pursuant to the exercise of an Award.

          (s)   "Incentive Stock Option"  means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

          (t)    "Independent Director"  means a Director who is not an Employee of the Company.

          (u)   "Independent Director Equity Compensation Policy"  shall have the meaning set forth in Section 12.

          (v)   "Non-Qualified Stock Option"  means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (w)  "Officer"  means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (x)   "Option"  means a stock option granted pursuant to the Plan.

          (y)   "Option Agreement"  means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (z)   "Parent"  means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (aa) "Performance Share"  means a right granted to a Holder pursuant to Section 16, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (bb) "Plan"  means the Conceptus, Inc. Tenth Amended and Restated 2001 Equity Incentive Plan.

          (cc) "Restricted Stock"  means Shares (i) acquired pursuant to the exercise of an unvested Option in accordance with Section 10(h) below or pursuant to a Stock Purchase Right granted under Section 13 below or (ii) issued pursuant to a Restricted Stock award under Section 13 below.

          (dd) "Restricted Stock Unit"  means a right to receive a specified number of shares of Common Stock during specified time periods pursuant to Section 14.

          (ee) "Rule 16b-3"  means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

          (ff)  "Securities Act"  means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

          (gg) "Service Provider"  means an Employee, Director or Consultant.

          (hh) "Share"  means a share of Common Stock, as adjusted in accordance with Section 17 below.

          (ii)   "Stock Appreciation Right"  or "SAR" means a right granted pursuant to Section 15 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

          (jj)   "Stock Payment"  means (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 16.

          (kk) "Stock Purchase Right"  means a right to purchase Common Stock pursuant to Section 13 below.

          (ll)   "Subsidiary"  means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 17 of the Plan, the shares of stock subject to Awards shall be Common Stock, initially shares of the Company's Common Stock, par value $0.003 per share. Subject to the provisions of Section 17 of the Plan, the maximum aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 5,500,000 Shares. Shares issued pursuant to an Award may be authorized but unissued, or reacquired Common Stock. To the extent that an Award terminates, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, if any, such Shares shall become available for future grant under the Plan. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code, and the following Shares shall not be added back to the shares authorized for grant under this Section 3: (i) Shares tendered by the Holder or withheld by the Company in payment of the exercise price of an Option, (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right. Notwithstanding anything herein to the contrary, no more than fifty percent (50%) of the Shares available for issuance hereunder immediately following the stockholder meeting held on June 4, 2008 may be issued in the form of Full Value Awards following such date.

        4.    Administration of the Plan.

          (a)    Administrator.    Either the Board or a Committee of the Board delegated administrative authority hereunder shall administer the Plan and, in the case of a Committee, the Committee shall consist solely of two or more Independent Directors each of whom is both an "outside director," within the meaning of Section 162(m) of the Code, and a "non-employee director" within the meaning of Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (1) not then "covered employees," within the meaning of Section 162(m) of the Code and are not expected to be "covered employees" at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not "non-employee directors," within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled only by the Board.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:

              (i)      to determine the Fair Market Value;

             (ii)      to select the Service Providers to whom Awards may from time to time be granted hereunder;

            (iii)      to determine the number of Shares to be covered by each such Award granted hereunder;

            (iv)      to approve forms of agreement for use under the Plan;

             (v)      subject to Section 18 of the Plan, to determine the terms and conditions of any Award granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

            (vi)      to determine whether to offer to buyout a previously granted Option as provided in subsection 10(i) and to determine the terms and conditions of such offer and buyout (including whether payment is to be made in cash or Shares);

           (vii)      to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (viii)      to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (ix)      to amend the Plan or any Award granted under the Plan as provided in Section 21; and

             (x)      to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

          (c)    Effect of Administrator's Decision.    All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

        5.    Eligibility.    Awards other than Incentive Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. If otherwise eligible, a Service Provider who has been granted an Award may be granted additional Awards. Each Independent Director shall be eligible to be granted Awards pursuant to the Independent Director Equity Compensation Policy described in Section 12.

        6.    Limitations.

          (a)       Each Option shall be designated by the Administrator in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder's Incentive Stock Options and other incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options.

          For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

          (b)       Neither the Plan nor any Award shall confer upon a Holder any right with respect to continuing the Holder's employment or consulting relationship with the Company, nor shall they interfere in any way with the Holder's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

          (c)       The maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any one Service Provider during a calendar year shall be 800,000. Notwithstanding the foregoing, the maximum number of shares of Common Stock with respect to one or more Full Value Awards that may be granted to any one Service Provider during a calendar year shall be 300,000. The limitations in this Section 6(c) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 17. For purposes of this Section 6(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 17), the canceled Option will be counted against the limit set forth in this Section 6(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

        7.    Term of Plan.    The Plan became effective upon its initial adoption by the Board on March 21, 2001 and shall continue in effect until it is terminated under Section 21 of the Plan. No Awards may be issued under the Plan after March 21, 2011, the tenth (10th) anniversary of the date upon which the Plan was initially adopted by the Board.

        8.    Term of Awards.    The term of each Award shall be stated in the Award Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

        9.    Option Exercise Price and Consideration.

          (a)       The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

              (i)      In the case of an Incentive Stock Option

                (A)      granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                (B)      granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

             (ii)      In the case of a Non-Qualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (b)       The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator. Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Administrator, other Shares which (x) in the case of Shares acquired from the Company, have been owned by the Holder for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (4) with the consent of the Administrator, surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (5) property of any kind which constitutes good and valuable consideration (6) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (7) with the consent of the Administrator, any combination of the foregoing methods of payment.

        10.    Exercise of Option; Vesting; Fractional Exercises.    Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

          (a)       All Options shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by a written Option Agreement. In the event that the exercise price of an Option is intended to be below the Fair Market Value per Share on the date of grant, such Option Agreement may also include limitations regarding the exercise of such Option and may provide that such exercise is subject to certain terms and restrictions, including but not limited to, an election, by specified date, of the Holder, regarding such Option, to the extent such terms and restrictions are required so as not cause the Option or the shares of Common Stock issuable pursuant to the exercise of such Option to be includable in the gross income of the Holder under Section 409A of the Code prior to such times or occurrence of such events, as permitted by the Code and the regulations and other guidance thereunder (including, without limitation, Section 409A of the Code, and the regulations and other guidance issued by the Secretary of the Treasury thereunder).

          (b)    Deliveries upon Exercise.    All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

              (i)      A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

             (ii)      Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars;

            (iii)      Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(h), a Restricted Stock purchase agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and

            (iv)      In the event that the Option shall be exercised pursuant to Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.

          (c)    Conditions to Delivery of Share Certificates.    The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

              (i)      The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

             (ii)      The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable;

            (iii)      The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;

            (iv)      The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

             (v)      The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the sole discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(b).

          (d)    Termination of Relationship as a Service Provider.    If a Holder ceases to be a Service Provider other than by reason of the Holder's disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Holder's termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

          (e)    Disability of Holder.    If a Holder ceases to be a Service Provider as a result of the Holder's disability, the Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder's termination. If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option from and after the day which is three (3) months and one (1) day following such termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

          (f)    Death of Holder.    If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement, by the Holder's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder's termination. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The Option may be exercised by the executor or administrator of the Holder's estate or, if none, by the person(s) entitled to exercise the Option under the Holder's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

          (g)    Regulatory Extension.    A Holder's Option Agreement may provide that if the exercise of the Option following the termination of the Holder's status as a Service Provider (other than upon the Holder's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three (3) months after the termination of the Holder's status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

          (h)    Early Exercisability.    The Administrator may provide in the terms of a Holder's Option Agreement that the Holder may, at any time before the Holder's status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

          (i)    Buyout Provisions.    Absent the approval of the stockholders of the Company, the Administrator shall not offer to buyout for a payment in cash or Shares, an Option previously granted.

        11.    Non-Transferability of Awards.    Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder.

        12.    Grants of Awards to Independent Directors.    Notwithstanding anything herein to the contrary, the grant of any Award to an Independent Director shall be made by the Board pursuant to a written policy or program which may be recommended by a Committee of the Board and approved by the Board (the "Independent Director Equity Compensation Policy") in its discretion. The Independent Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of Shares to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as may be set forth in the Independent Director Equity Compensation Policy and determined by the Board in its discretion.

        13.    Restricted Stock; Stock Purchase Rights.

          (a)    Restricted Stock; Rights to Purchase.    Restricted Stock and/or Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Stock or Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, if any, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

          (b)    Repurchase Right; Forfeiture.    Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company the right to repurchase Shares acquired upon exercise of a Stock Purchase Right or provide for the forfeiture of Shares acquired pursuant to a Restricted Stock award upon the termination of the purchaser's status as a Service Provider for any reason. The purchase price for Shares repurchased by the Company pursuant to such repurchase right, if any, and, subject to Section 19, the rate at which such repurchase right or any forfeiture provision shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Stock purchase agreement.

          (c)    Other Provisions.    The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d)    Rights as a Shareholder.    Once the Stock Purchase Right is exercised or the Restricted Stock is issued, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase or award is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised or Restricted Stock is awarded, except as provided in Section 17 of the Plan.

        14.    Restricted Stock Units.    Any Service Provider selected by the Administrator may be granted an award of Restricted Stock Units in the manner determined from time to time by the Administrator.

          (a)       Subject to Section 19, the vesting of Restricted Stock Units shall be determined by the Administrator and may be linked to specific performance criteria determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Common Stock underlying a Restricted Stock Unit award will not be issued until the Restricted Stock Unit award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator.

          (b)       Unless otherwise provided by the Administrator, a Holder awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and the Common Stock underlying the Restricted Stock Units has been issued.

          (c)       All Restricted Stock Units shall be subject to such additional terms and conditions as determined by the Administrator and shall be evidenced by a written Award Agreement. Such Award Agreement may also include limitations regarding the distribution of payments due pursuant to such Restricted Stock Units and may provide that such payments are subject to an election, by a certain date, of the Holder to whom such payment is to be awarded, to the extent such limitations and elections are required so as not cause any Restricted Stock Unit Award or the shares of Common Stock or cash issuable pursuant to any Restricted Stock Unit Award (or other amounts issuable or distributable) to be includable in the gross income of the Holder under Section 409A of the Code prior to such times or occurrence of such events, as permitted by the Code and the regulations and other guidance thereunder (including, without limitation, Section 409A of the Code, and the regulations and other guidance issued by the Secretary of the Treasury thereunder).

        15.    Stock Appreciation Rights.    A Stock Appreciation Right may be granted to any Service Provider selected by the Administrator. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. The exercise price per share of Common Stock subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the per Share Fair Market Value on the date the Stock Appreciation Right is granted. The term of each Stock Appreciation Right shall be no more than ten (10) years from the date of grant thereof. A Stock Appreciation Right otherwise shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

          (a)    Coupled Stock Appreciation Rights.    A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

              (i)      A CSAR may be granted to a Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

             (ii)      A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.

          (b)    Independent Stock Appreciation Rights.    An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Administrator. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided, however, that, the Administrator in its sole and absolute discretion may provide that the ISAR may be exercised subsequent to a termination of employment or service, as applicable, or following an Acquisition of the Company, or because of the Holder's retirement, death or disability, or otherwise. An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.

          (c)    Payment and Limitations on Exercise.

              (i)      Subject to Section 15(c)(ii), payment of the amounts determined under Sections 15(a) and 15(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

             (ii)      To the extent any payment under this Section 15 is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Sections 9 and 10 above pertaining to Options.

        16.    Other Awards.

          (a)    Performance Share Awards.    Any Service Provider selected by the Committee may be granted one or more Performance Share awards which may be denominated in a number of Shares or in a dollar value of Shares and which may be linked to any one or more specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Holder.

          (b)    Dividend Equivalents.    Any Service Provider selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the Shares that are subject to any Award other than an Option or Stock Appreciation Right, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. For the avoidance of doubt, Dividend Equivalents shall not be granted with respect to Options or Stock Appreciation Rights.

          (c)    Stock Payments.    Any Service Provider selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

        17.    Adjustments upon Changes in Capitalization, Merger or Asset Sale.

          (a)       In the event that the Administrator determines that other than an Equity Restructuring any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reclassification, reorganization, merger, consolidation, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator's sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

              (i)      the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any calendar year pursuant to Section 6(c));

             (ii)      the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and

            (iii)      the grant or exercise price with respect to any Award.

          (b)       In the event of any transaction or event described in Section 17(a), the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, and to the extent allowed by Section 409A of the Code and any applicable regulations thereunder, to the extent applicable, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan or to facilitate such transaction or event:

              (i)      To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been obtained upon the exercise of such Award or realization of the Holder's rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

             (ii)      To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

            (iii)      To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

            (iv)      To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards or Awards which may be granted in the future; and

             (v)      To provide that immediately upon the consummation of such event, such Award shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Award shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Award Agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Award Agreement.

          (c)       In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 17(a) and 17(b):

              (i)      The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 17(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

             (ii)      The Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3 and Section 6(c)).

            (iii)      Notwithstanding anything in this Section 17 to the contrary, this Section 17(c) shall not apply to, and instead Section 17(a) of the Plan shall apply to, any Award to which the application of this Section 17(c) would (A) result in a penalty tax under Section 409A of the Code and the proposed and final regulations and guidance issued by the Secretary of the Treasury thereunder or (B) cause any Incentive Stock Option to fail to qualify as an "incentive stock option" under Section 422 of the Code.

          (d)       Subject to Section 3, the Administrator may, in its sole discretion, include such further provisions and limitations in any Award Agreement or Common Stock certificate, as it may deem equitable and in the best interests of the Company.

          (e)       If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 17(e)) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume such Awards or does not substitute similar stock awards for those outstanding under the Plan, then with respect to (i) Awards held by Holders in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Awards (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Acquisition (and the Awards terminated if not exercised prior to the closing of such Acquisition), and (ii) any other Awards outstanding under the Plan, such rights shall be terminated if not exercised prior to the closing of the Acquisition. Notwithstanding the assumption or substitution of Options granted to Service Providers other than Independent Directors pursuant to the foregoing provisions, any Award granted to Independent Directors pursuant to the Independent Director Equity Compensation Policy which is outstanding immediately prior to the closing of the Acquisition shall not be assumed or substituted for, shall be accelerated and made fully vested and/or exercisable, as applicable, at least ten (10) days prior to the closing of the Acquisition and shall terminate if not exercised prior to the closing of such Acquisition.

          (f)        The existence of the Plan or any Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        18.    Full Value Award Vesting Limitations.    Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the Shares available pursuant to Section 3 may be granted to any one or more Holders without respect to such minimum vesting provisions.

        19.    Time of Granting Awards.    The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.

        20.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan. However, without approval of the Company's stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 17, increase the limits imposed in Section 3 on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7.

          (b)    Savings Clause.    Notwithstanding anything to the contrary in the Plan or any Award Agreement relating to an outstanding Award, if and to the extent the Administrator shall determine that the terms of any Award may result in the failure of such Award to comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Administrator shall have authority to take such action to amend, modify, cancel or terminate the Plan or any Award as it deems necessary or advisable, including without limitation:

              (i)      Any amendment or modification of the Plan or any Award to conform the Plan or such Award to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any Award regarding vesting, exercise, or the timing or form of payment).

             (ii)      Any cancellation or termination of any unvested Award, or portion thereof, without any payment to the Holder holding such Award.

            (iii)      Any cancellation or termination of any vested Award, or portion thereof, with immediate payment to the Holder holding such Award of the amount otherwise payable upon the immediate exercise of any such Award, or vested portion thereof, by such Holder.

            (iv)      Any such amendment, modification, cancellation, or termination of the Plan or any Award may adversely affect the rights of a Holder with respect to such Award without the Holder's consent.

          (c)    Stockholder Approval.    The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (d)    Effect of Amendment or Termination.    Except as provided in Section 17(b), above, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted or awarded under the Plan prior to the date of such termination.

          (e)    Repricing Prohibited.    Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company no Award may be amended to reduce the per Share exercise price of the Shares subject to such Award below the per Share exercise price as of the date the Award is granted. In addition, absent approval of the stockholders of the Company no Award may be granted in exchange for, or in connection with, the cancellation or surrender of an Award having a higher per Share exercise price.

        21.    Stockholder Approval.    The Plan will be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval, provided that Awards not previously authorized under the Plan shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, any Award previously granted or awarded but not previously authorized under the Plan shall thereupon be canceled and become null and void.

        22.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        23.    Reservation of Shares.    The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        24.    Investment Intent.    The Company may require a Plan Holder, as a condition of exercising or acquiring stock under any Award, (i) to give written assurances satisfactory to the Company as to the Holder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising rights under any Award; and (ii) to give written assurances satisfactory to the Company stating that the Holder is acquiring the stock subject to the Award for the Holder's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        25.    Governing Law.    The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

Appendix B

CONCEPTUS, INC.

FOURTH AMENDMENT TO
1995 EMPLOYEE STOCK PURCHASE PLAN

1995 Employee Stock Purchase Plan
Adopted: November 22, 1995
Approved By Stockholders: January 1996
First Amendment to Employee Stock Purchase Plan
Adopted: March 23, 2004
Second Amendment to Employee Stock Purchase Plan
Adopted: March 23, 2004
Approved by Stockholders: June 1, 2004
Third Amendment to Employee Stock Purchase Plan
Adopted: April 3, 2006
Approved by Stockholders: June 7, 2006
Fourth Amendment to Employee Stock Purchase Plan
Adopted: April 28, 2008
Approved by Stockholders: June     , 2008

        Effective July 1, 2008, pursuant to Sections 19 and 20 of the 1995 Employee Stock Purchase Plan (the "Purchase Plan") of Conceptus, Inc. (the "Company"), the Company hereby amends the Purchase Plan as follows:

  1.
  The first sentence of Section 13(a) is hereby amended to read in its entirety as follows:

          "The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 660,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19."

* * * * * * * * * *

        I hereby certify that the foregoing Fourth Amendment to the Plan was duly adopted by the Board of Directors of the Company effective as of April 28, 2008 and by the stockholders of the Company effective as of June     , 2008.

Executed on this    day of June, 2008.

Michael W. Hall, Secretary

B-1

PROXY	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONCEPTUS, INC. FOR THE ANNUAL MEETING TO BE HELD ON JUNE 4, 2008	PROXY

        The undersigned hereby appoints Mark Sieczkarek and Kathryn Tunstall, or either of them, as lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Conceptus, Inc. (the "Company") to be held on June 4, 2008, and at any adjournments or postponements thereof, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side.

        You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Your proxy cannot be voted unless you sign, date and return this card.

        This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4, and will be voted in the discretion of the proxies upon such matters as may properly come before the Annual Meeting.

—FOLD AND DETACH HERE—

Please mark
your votes as    ☒
indicated in
this example.

1.	ELECTION OF DIRECTORS	For	Withhold for all
Instruction: If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
01 Michael A. Baker
02 Peter L. Wilson
2.	To approve the Company's Tenth Amended and Restated 2001 Equity Incentive Plan.	For	Against	Abstain
3.	To approve the Fourth Amendment to the Company's 1995 Employee Stock Purchase Plan.	For	Against	Abstain
4.	To ratify the appointment as PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.	For	Against	Abstain
I PLAN TO ATTEND THE MEETING		☐

Receipt is hereby acknowledged of Notice of Annual Meeting of Stockholders and accompanying Proxy Statement for the Annual Meeting to be held on June 4, 2008.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.

The undersigned hereby revokes all proxies heretofore given by the signer to vote at said Annual Meeting and any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR Items 1,2,3 and 4.

Signature(s)	Dated	, 2008

Note: Please sign exactly as name appears herein. When signing as attorney, executor, administrator, trustee, or guardian, or in any other representative capacity, please give full title as such and sign your own name as well. Joint owners should each sign.

—FOLD AND DETACH HERE—

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS DIRECTORS THROUGH 2011
DIRECTOR NOT STANDING FOR RE-ELECTION
DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR
DIRECTORS' COMPENSATION IN 2007
DIRECTORS' OUTSTANDING AWARDS AT FISCAL YEAR-END 2007
PROPOSAL NO. 2 APPROVE THE TENTH AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN
PROPOSAL NO. 3 APPROVAL OF THE FOURTH AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PURCHASE PLAN AMENDMENT.
PROPOSAL NO. 4 APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION EARNED IN 2007 2007 SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS DURING 2007
OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END
STOCK OPTION EXERCISES AND STOCK AWARDS VESTED IN 2007
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
  Appendix A
TABLE OF CONTENTS
  Appendix B